                                                                    EXHIBIT 10.9


                 AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

            THIS AMENDED AND RESTATED CREDIT FACILITY AGREEMENT is made as of the 3rd day of November, 1999 by and between GRAHAM CORPORATION, a corporation formed under the laws of the State of Delaware with offices at 20 Florence Avenue, Batavia, New York and FLEET NATIONAL BANK, a national banking association formed under the laws of the United States of America with offices at One East Avenue, Rochester, New York 14638.

            This Agreement amends, restates, clarifies and supersedes in its entirety the Restated Credit Facility Agreement between Graham Corporation (as successor by merger to Graham Manufacturing Co., Inc.) and Fleet National Bank (as successor to Fleet Bank) dated as of October 31, 1996, as amended by the First Amendment to the Credit Agreement dated September 28, 1998.

            The parties hereby agree as follows:

ARTICLE 1. - DEFINITIONS

            1.1 The following terms shall have the following meanings unless otherwise expressly stated herein:

            "Affiliate" shall mean any entity which directly or indirectly, or through one or more intermediaries, Controls or is Controlled By or is Under Common Control with the Borrower.

            "Bank" shall mean Fleet National Bank and its successors, legal representatives, and assigns.

            "Borrower" shall mean Graham Corporation and its successors, legal representatives, and assigns.

            "Break Costs" shall mean an amount equal to the amount (if any) required to compensate the Bank for any additional losses (including without limitation any loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by the Bank to fund or maintain the Obligations), costs, and expenses (including without limitation penalties) it may reasonably incur as a result of or in connection with a prepayment of an Obligation bearing interest at a LIBOR-based rate. If by reason of an Event of Default the Bank elects to declare the Obligations to be immediately due and payable, then any Break Costs with respect to the Obligations shall become due and payable in the same manner as though Borrower had exercised a right of prepayment.

            "Business Day" shall mean, in respect of any date that is specified in this Agreement to be subject to adjustment in accordance with applicable Business Day Convention, a day on which commercial banks settle payments in (i) London, if the payment obligation is calculated by reference to any LIBOR Rate, or (ii) New York, if the payment obligation is calculated by reference to any Prime Rate.

            "Cash Flow" shall mean net income plus depreciation and amortization less Unfunded Capital Expenditures less distributions, dividends, and stock repurchases.

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            "Controls" (including the terms "Controlled By" or "Under Common
      Control") shall mean but not be limited to the ownership of ten percent (10%) or more of the outstanding shares of capital stock of any corporation having voting power for the election of directors, whether or not at the same time stock of any other class or classes has or might have voting power by reason of the happening of any contingency, or ownership of ten percent (10%) or more of any interest in any partnership, or any other interest by reason of which a controlling influence over the affairs of the entity may be exercised.

            "Current Ratio" shall mean current assets compared to current liabilities, as determined by GAAP.

            "Debt Service Coverage Ratio" shall mean the ratio of (a) earnings before interest, taxes and depreciation to (b) interest expense and current maturities of long term debt.

            "Debt To Worth Ratio" shall mean Total Liabilities compared to Tangible Net Worth, as determined by GAAP.

            "Environment" means any water including but not limited to surface water and ground water or water vapor; any land including land surface or subsurface; stream sediments; air; fish; wildlife; plants; and all other natural resources or environmental media.

            "Environmental Laws" means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes and rules relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the regulations, rules, ordinances, bylaws, policies, guidelines, procedures, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

            "Environmental Permits" means all licenses, permits, approvals, authorizations, consents or registrations required by any applicable Environmental Laws and all applicable judicial and administrative orders in connection with ownership, lease, purchase, transfer, closure, use and/or operation of the Improvements and/or as may be required for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances.

            "Environmental Report" means written reports, if any, prepared for the Bank by an environmental consulting or environmental engineering firm.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Event of Default" shall mean the occurrence of any event described in Article 14 hereof.

            "GAAP" shall mean generally accepted accounting principles as in effect from time to time.

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            "Hazardous Substances" means, without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, and any other material defined as a hazardous material, hazardous waste, toxic substance or hazardous substance in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901, et. seq.; Articles 17 and 27 of the New York State Environmental Conservation Law or any other federal, state, or local law, regulation, rule, ordinance, bylaw, policy, guideline, procedure, interpretation, decision, order, or directive, whether existing as of the date hereof, previously enforced or subsequently enacted.

            "Improvements" shall mean any Property.

            "Increased Cost" means, in the event the Borrower elects the LIBOR Rate with respect to any of the Obligations, any additional amounts sufficient to compensate the Bank for any increased costs of funding or maintaining the Obligations as a result of any law or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date of this Agreement of' any law or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank or the Bank's holding company, if any, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, which has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of the transactions contemplated by this Agreement and all related documents and agreements, the existence of the Bank's commitment, or the note(s) bearing interest at a rate based on the LIBOR Rate, to a level below that which the Bank or the Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies on capital adequacy).

            "Letter of Credit" shall mean one or more Letters of Credit described in Article 3 of this Agreement.

            "LIBOR" shall mean, as applicable with respect to principal amounts on which a LIBOR Rate is in effect (a "LIBOR Advance"), the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Business Days preceding the first day of such LIBOR Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for

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

      the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Business Days prior to the beginning of such interest period.

            If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Business Days preceding the first day of such LIBOR Advance as selected by the Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates for loans quoted in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Business Days preceding the first day of such LIBOR Advance. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Advance cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Bank, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

            "LIBOR Interest Period" shall mean any particular one-, two- or three-month period during which an applicable LIBOR Rate shall be in effect.

            "LIBOR Rate" shall mean, with respect to any interest rate period, the rate per annum equal to LIBOR, further adjusted to reflect any Increased Cost.

            "Obligations" shall include all of the Borrower's obligations to the Bank of any kind or nature, arising in the past, now or in the future, including without limitation obligations related to this Agreement and under the Revolving Line Note, any Reimbursement Agreement, and the Term Loan Note.

            "Prime Rate" means the variable per annum rate of interest so designated from time to time by Fleet National Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

            "Property" shall mean any real property or improvements owned, occupied or operated by the Borrower.

            "Rate Change Date" shall mean the first day of the first month of each one-, two- or three-month period, depending on the rate(s) selected by the Borrower.

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            "Reimbursement Agreement" shall mean a Reimbursement Agreement substantially in the form of the Bank's standard letter of credit reimbursement agreement, or otherwise acceptable to the Bank in its sole discretion.

            "Release" has the same meaning as given to that term in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601(22), and the regulations promulgated thereunder.

            "Revolving Line" shall mean the revolving line of credit established pursuant to Section 2.1 of this Agreement.

            "Revolving Line Note" shall mean the note evidencing Obligations related to the Revolving Line as described in Section 2.2 of this Agreement.

            "Revolving Line Termination Date" shall mean the date on which the Revolving Line terminates as described in Section 2.5 of this Agreement.

            "Tangible Net Worth" shall mean total tangible assets (excluding all intercompany assets and accounts from officers and Affiliates) less Total Liabilities as determined by GAAP.

            "Term Loan" shall mean a term loan made pursuant to Article 4 of this Agreement, or all such Term Loans, collectively, as the context may indicate.

            "Term Loan Note" shall mean the note(s) evidencing Obligations related to the Term Loan as described in Section 4.2 of this Agreement.

            "Total Liabilities" shall mean the sum of all liabilities shown on the Borrower's balance sheet as of the applicable date of determination, determined in accordance with GAAP.

            "Unfunded Capital Expenditures" shall mean capital expenditures, determined according to GAAP, not paid for with borrowing, lease financing, or other similar indebtedness.

ARTICLE 2. - REVOLVING LINE

            2.1 Revolving Line. Subject to the terms and conditions of this Agreement, the Bank hereby establishes for the benefit of the Borrower a revolving line of credit in the maximum principal amount of Thirteen Million Dollars ($13,000,000) outstanding at any one time. The proceeds of the Revolving Line shall be used to meet the Borrower's letter of credit, foreign exchange and working capital requirements. A portion of the Revolving Line may be used by the Borrower to fund, with the prior approval of the Bank's portfolio manager responsible for the Borrower, a foreign exchange guidance line of credit not to exceed (a) $500,000 for foreign exchange contracts maturing on any one day; and
(b) $3,333,333.00 for total foreign exchange contracts (with respect to forward contracts, not to exceed one year from the date of contract) outstanding at any one time. With respect to advances other than for foreign exchange under the Revolving Line, the entire $500,000 foreign exchange sublimit will be reserved for purposes of

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determining availability under the Revolving Line, irrespective of the amounts actually advanced under the foreign exchange guidance line. Subject to the terms of this Agreement, the Borrower may borrow, repay, and reborrow under the Revolving Line so long as the aggregate principal amount outstanding at any time (plus (a) the aggregate face amount of letters of credit issued pursuant to Article 4 hereof and (b) the outstanding principal amount of the Term Loan, if applicable) does not exceed $13,000,000.

            2.2 Revolving Line Note. The Borrower shall execute, together with this Agreement, a note evidencing Obligations related to the Revolving Line in the form of Exhibit A attached hereto and made a part hereof.

            2.3 Interest Rate and Payments. Outstanding amounts under the Revolving Line, except as specifically provided herein, shall bear interest until paid in full at the Prime-based rate determined with reference to Table 2.3, below. Each of the two financial triggers applicable to a given rate in Table 2.3 must be satisfied for that rate to apply. If the Debt Service Coverage Ratio financial trigger in respect of a particular rate is satisfied but the Debt To Worth Ratio financial trigger is not satisfied, the applicable rate shall be twenty-five (25) basis points higher than the rate indicated based upon the Debt Service Coverage Ratio financial trigger. The financial performance triggers shall be measured quarterly and on a consolidated basis for the Borrower (with a rolling twelve-month period for the Debt Service Coverage Ratio) as of the end of each of the Borrower's fiscal quarters.

                                                                       TABLE 2.3

    Debt to Worth Ratio             Debt Service Coverage Ratio        LIBOR - Based Rate        Prime-Based Rate
----------------------------       ------------------------------      ------------------       ------------------
< or = 1.75 (< or = 1.50 to        <1.5 to 1.0                         LIBOR + 275 bp           Prime Rate
1 at 3/31/00 and thereafter)

< or = 1.50 to 1                   > or = 1.5 to 1.0, < 2.00 to 1      LIBOR + 225 bp           Prime Rate - 0.50%

< or = 1.25 to 1                   > or = 2.00 to 1.0, < 2.5 to 1      LIBOR + 175 bp           Prime Rate - 1.00%

< or = 1.00 to 1.0                 > or = 2.5 to 1.0 < 3.0 to 1.0      LIBOR + 150 bp           Prime Rate - 1.25%

< or = 1.00 to 1.0                 > or = 3.00 to 1.0                  LIBOR + 125 bp           Prime Rate - 1.50%

            The Borrower, however, may from time to time elect to have the one-, two- or three-month LIBOR Rate determined in accordance with Table 2.3 apply to some or all of the amounts outstanding under the Revolving Line by giving at least two (2) business days' prior notice in writing or by telecopy to the Bank, provided, that after the first such election, any subsequent election may only be made at least two (2) business days' prior to, and to become effective on, a Rate Change Date. The notice shall specify the outstanding principal amount to bear interest at the LIBOR-based rate or rates (with any outstanding amounts from time to time under the Revolving Line, in excess of such specified amount, to bear interest at the applicable Prime-based rate). The rate(s) of interest so elected shall be in effect (as adjusted on each applicable Rate Change Date or

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

with each change in the Prime Rate, as applicable), until the effective date of any subsequent election notice received by the Bank. During any period in which a LIBOR-based rate is in effect, if the principal amount outstanding under the Revolving Line bearing interest at such rate is ever less than the principal amount stated in the related election notice, the Borrower shall pay Break Costs, if any. Interest shall be calculated based on actual days elapsed divided by a year of 360 days. Changes in the rate of interest applicable to the Revolving Line Note shall become effective automatically, immediately, and without notice or demand of any kind at the time of changes in the Prime Rate, as applicable.

            2.4 Payments. Payments of all accrued interest under the Revolving Line Note shall be made on the first day of each month.

            All remaining outstanding principal and accrued interest shall be due and payable in full upon the earlier of (a) at the option of the Bank, upon written notice to Borrower, an Event of Default, or (b) the Revolving Line Termination Date, provided that under certain circumstances, some or all of the principal amounts outstanding under the Revolving Line may be converted to a Term Loan in accordance with the terms of Article 4 hereof.

            The Revolving Line shall be freely prepayable in whole or in part at the option of Borrower, provided, however, that prepayment due to a refinancing of the Revolving Line in whole or in part by another financial institution (i) one year or less after the date hereof must be accompanied by an additional $100,000 premium payment, (ii) more than one year but less than two years after the date hereof must be accompanied by an additional $50,000 premium payment, and (iii) thereafter prior to the Revolving Line Termination Date must be accompanied by an additional $10,000 premium payment.

            In addition, with respect to any LIBOR Advance, Borrower may prepay only upon at least three (3) Business Days prior written notice to Bank (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the LIBOR Interest Period with respect to any LIBOR Advance. Borrower shall pay to Bank, upon request of Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of : (i) any payment of a LIBOR Advance on a date other than the day of a LIBOR Interest Period for such Loan;
(ii) any failure by Borrower to borrower a LIBOR Advance on the date specified by Borrower's written notice; (iii) any failure by Borrower to pay a LIBOR Advance on the date for payment specified in Borrower's written notice. Without limiting the foregoing, Borrower shall pay to Bank a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Bank upon the payment of a LIBOR Advance. Each

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reference in this paragraph to "Fixed Rate Election" shall mean the election by
Borrower of the LIBOR Rate. If by reason of an Event of Default, Bank elects to declare any principal amounts to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Advance shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

            In the event that principal amounts outstanding under the Revolving Line exceed the maximum available amount described herein at any time, Borrower, after receiving written notice from the Bank, promptly shall make a principal payment to the Bank without penalty sufficient to reduce outstanding principal amounts to the maximum amount available hereunder.

            2.5 Revolving Line Termination. Unless extended in writing by the Bank on terms and conditions then acceptable to the Bank, the Revolving Line will terminate on the earlier of (i) October 31, 2002, or (ii) at the Bank's option upon written notice to Borrower upon an Event of Default.

            2.6 Audits. Borrower agrees to allow the Bank complete access to all books and records of the Borrower at reasonable intervals and at reasonable times upon reasonable request and upon the Bank's execution of a confidentiality agreement with the Borrower in form satisfactory to Borrower in its reasonable judgment. Borrower agrees to submit information which the Bank may reasonably request from time to time in connection with the Revolving Line.

            2.7 Unused Fee. The Borrower shall pay the Bank a quarterly fee of one-quarter percent (0.25%) per annum times the average unused availability under the Revolving Line during the preceding quarter. For purposes of calculating such average unused availability, the face amounts of outstanding Letters of Credit and foreign exchange transactions shall be aggregated with amounts borrowed under the Revolving Line in determining what portion of the Revolving Line has been used. At the end of each fiscal quarter, the Bank will bill the Borrower for the unused fee.

            2.8 Facility Fee. The Borrower shall pay the Bank on or before the date of the first advance hereunder a facility fee of one-half percent (0.50%) of the maximum amount available under the Revolving Line (i.e., $65,000).

ARTICLE 3. - LETTERS OF CREDIT

            3.1 Letters of Credit. Subject to the terms and conditions of this Agreement, the Bank will make letters of credit available for the account of the Borrower in an aggregate stated face amount not exceeding the lesser of (a) Four Million Dollars ($4,000,000), and (b) the remaining availability under the Revolving Line. Letters of credit will be made promptly available for the Borrower's work in process (to support customer progress payments) or as otherwise reasonably requested by Borrower with respect to customer contracts, for warranty work on completed products, and, subject to a sublimit of $500,000, to fund the Borrower's workers compensation program. The stated amount outstanding under all Letters of Credit at all times shall reduce, dollar for dollar, the amount available for advances under the Revolving Line. The Letters of Credit shall be in form satisfactory to the Bank. Subject to all of the foregoing, the Bank will collectively issue up to a maximum of $2,000,000 in letters of credit with maturities of up to three (3) years from the date of

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

issuance or, with the prior written consent of the Bank, for a longer period of time on an as needed basis.

            3.2 Commissions; Fees. The Borrower will pay letter of credit commissions to the Bank on the date of issuance of each Letter of Credit and on each anniversary date thereafter if a Letter of Credit is renewed or has a maturity in excess of one year from the date of issuance, equal to one and one-quarter percent (1.25%) of the face amount thereof for standby letters of credit, and one-quarter percent (0.25%) of the face amount thereof for documentary letters of credit, provided, however, that commissions on letters of credit having maturities of less than one year shall be charged ratably. In addition, the Borrower will pay to the Bank a $150 administrative fee for each letter of credit issued pursuant to this Agreement.

ARTICLE 4. - TERM LOAN

            4.1 Term Loan. Subject to the terms and conditions of this Agreement, and provided that Borrower is in compliance with all Financial Covenants set forth in Article 13, and no Event of Default has been declared that has not been timely cured, (a) prior to or upon the Revolving Line Termination Date, the Borrower shall have the right from time to time to convert not less than Two Million Dollars ($2,000,000) at any one time and up to Nine Million Dollars ($9,000,000) in the aggregate of then-outstanding principal amounts under the Revolving Line (excluding the face amount of any outstanding letters of credit), and (b) on the Revolving Line Termination Date, all then-outstanding principal amounts under the Revolving Line (excluding the face amount of any outstanding letters of credit) shall be converted, to a two-year term loan (each, a "Term Loan"). The proceeds of each Term Loan shall be used to satisfy such Revolving Line Obligations. The principal amount outstanding under each Term Loan from time to time shall reduce, dollar for dollar, the amount available for advances under the Revolving Line, if any.

            4.2 Term Loan Note. Each Term Loan shall be evidenced by a note in favor of the Bank dated the respective Conversion Date (as defined in Section 4.4) in the form of Exhibit B attached hereto and made a part hereof.

            4.3 Interest Rate. At Borrower's election at the time each Term Loan is advanced by the Bank, the outstanding principal amount of such Term Loan shall bear interest until paid in full, except as otherwise specifically provided herein, at a LIBOR-based rate or Prime-based rate determined on the basis of the financial triggers and related rates set forth in Table 2.3. Interest shall be calculated based on actual days elapsed divided by a year of 360 days.

            4.4 Payments. Payments of all accrued interest under each Term Loan Note shall be made on the first day of each month, commencing on the first day of the month following the date of conversion of some or all of the Revolving Line to such Term Loan (the "Conversion Date"). Separate principal payments equal to one twenty-fourth (1/24) of the original principal amount of the Term Loan each shall be made on the first day of every month commencing on the first day of the month following the Conversion Date. All remaining principal and accrued interest shall be due and payable in full on the earlier of the declaration and failure to cure an Event of Default or the second anniversary of the Conversion Date.

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

            Each Term Loan shall be freely prepayable in whole or in part at the option of the Borrower, but in the case of a Term Loan with interest at a LIBOR Rate, only on a Rate Change Date and after five Business Days' prior written notice, provided, however, that prepayment due to a refinancing of any Term Loan in whole or in part with another financial institution (i) one year or less after the date hereof must be accompanied by an additional $100,000 premium payment, (ii) more than one year but less than two years after the date hereof must be accompanied by an additional $50,000 premium payment, and (iii) thereafter prior to the maturity date of the Term Loan must be accompanied by an additional $10,000 premium payment.

            In addition, with respect to any LIBOR Advance, Borrower may prepay only upon at least three (3) Business Days prior written notice to Bank (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the LIBOR Interest Period with respect to any LIBOR Advance. Borrower shall pay to Bank, upon request of Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Advance on a date other than the day of a LIBOR Interest Period for such Loan;
(ii) any failure by Borrower to borrower a LIBOR Advance on the date specified by Borrower's written notice; (iii) any failure by Borrower to pay a LIBOR Advance on the date for payment specified in Borrower's written notice. Without limiting the foregoing, Borrower shall pay to Bank a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Bank upon the payment of a LIBOR Advance. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by Borrower of the LIBOR Rate. If by reason of an Event of Default, Bank elects to declare any principal amounts to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Advance shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

ARTICLE 5. - EXPENSES/DEFAULT RATE INCREASES

            5.1 Administrative Expenses. The Borrower shall pay any reasonable fees, expenses and disbursements, including reasonable legal fees, of the Bank related to the negotiation, drafting and execution of this Agreement (which shall be due at closing), and any reasonable fees, expenses and disbursements, including reasonable legal fees, of the Bank related to this Agreement, the Obligations, the perfection of any collateral security required hereunder, and the transactions contemplated by this Agreement, limited as expressly provided herein. Such payments shall be due from time to time upon the Bank giving the Borrower notice of the amount of such expenses and reasonable documentation in support of such amounts (it being understood that detailed descriptions of attorneys' services will not be required in order to preserve applicable privileges and confidences). The Borrower shall pay all costs associated with periodic updates of the condition of title to the Property requested by the Bank (for the purpose of assuring the Borrower's compliance with Section 11.1 and 11.9 hereof), provided, that, prior to an Event of Default, the Bank shall not make such requests more than once in any calendar year.

            5.2 Collection Costs. At the request of the Bank, the Borrower shall promptly pay any expenses, reasonable attorney's fees, costs, or disbursements in connection with collection of any of the Obligations or enforcement of any of the Bank's rights hereunder or under any note, security agreement, mortgage, reimbursement agreement, guarantee, or other agreement related hereto. This obligation shall survive the payment of any notes executed hereunder. The Bank may apply any payments of any nature received by it first to the payment of Obligations under this Section 5.2, notwithstanding any conflicting provision contained in this Agreement or any other agreement with the Borrower.

            5.3 Default Interest Rate. Upon the failure of the Borrower to comply with any covenant contained in Section 10.1 or Article 12 of this Agreement, the rate of interest on each of the Obligations shall be increased to a rate at all times equal to one and one-half percentage points (1.50%) above the rate of interest which would be in effect absent such failure of compliance, such increased rate to remain in effect through and including the end of the quarter in which such failure of compliance is remedied. Upon the declaration of and failure timely to cure an Event of Default, the provisions of this paragraph shall be superseded by the provisions of the second paragraph of this Section
5.3 which relates to increases in the rate of interest in case of the declaration of and failure timely to cure an Event of Default.

            Upon the declaration of and failure timely to cure an Event of Default, the rate of interest on each of the Obligations shall be increased to a rate at all times equal to one and one-half percentage points (1.50%) above the rate of interest which would be in effect absent such failure of compliance, such increased rate to remain in effect through the earlier of (a) the date on which such Event of Default is cured and (b) payment in full of all of the Obligations and cancellation of further commitments to lend under this Agreement, or written waiver of such Event of Default by the Bank.

            5.4 Late Payment Fees. If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, Borrower shall pay to Bank a late fee equal to five percent (5%) of the required payment.

ARTICLE 6. - COLLATERAL

            6.1 Security Interests. As collateral for all Obligations, the Borrower shall provide to the Bank a security interest and lien in all personal property assets of the Borrower, including without limitation machinery, equipment, furniture, fixtures (subject to obtaining landlord waivers, where necessary), vehicles, accounts, inventory, chattel paper, interests in leases and property under lease, intellectual property and proprietary interests, documents, instruments, and general intangibles. Such security interests shall be first liens on such assets, which shall not be otherwise encumbered except as specified on Schedule 6.1 attached hereto and made a part hereof.

ARTICLE 7. - REPRESENTATIONS OF BORROWER

            The Borrower represents and warrants to the Bank as follows:

            7.1 Organization and Power. The Borrower is duly organized, validly existing and in good standing under the laws of the State of New York, and is duly qualified to transact business and in good standing in all states in which it is required to qualify and in which failure to qualify could have a material adverse impact on its business. The Borrower has full power and authority to own its properties, to carry on its business as now being conducted, to execute, deliver and perform this Agreement and all related documents and instruments, and to consummate the transactions contemplated hereby. The Borrower has no subsidiaries or Affiliates except those listed on Schedule 7.1.

            7.2 Proceedings of Borrower. All necessary action on the part of the Borrower, including shareholder approval to the extent required, relating to authorization of the execution and delivery of this Agreement and all related documents and instruments, and the performance of the Obligations of the Borrower hereunder and thereunder has been taken. This Agreement and all related documents and instruments constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms. To the best of Borrower's knowledge, after due inquiry, the Borrower has no defenses, offsets, claims or counterclaims with respect to its obligations arising under this Agreement and all related documents and instruments. The execution and delivery by the Borrower of this Agreement and all related documents and agreements, and the performance by the Borrower of its obligations under this Agreement and all related documents and agreements, will not violate any provision of law or the Borrower's Certificate of Incorporation or By-laws. The execution, delivery and performance of this Agreement and all related documents and agreements, and the consummation of the transactions contemplated hereby will not violate, be in conflict with, result in a breach of, or constitute a default under any agreement to which the Borrower is a party or by which any of its properties is or may be bound, or any order, writ, injunction, or decree of any court or governmental instrumentality, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of its properties.

            7.3 Capitalization. All of the outstanding shares and other equity interests of the Borrower are duly authorized, validly issued, and fully paid. There is no existing contract, debenture, security, right, option, warrant, call or similar commitment of any character calling for or relating to the issuance or purchase of shares or other equity interests of the Borrower.

            7.4 Litigation. Except as disclosed in the most recent Financial Statements described in Section 7.5 hereof and in Schedule 13.1, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower that brings into question the legality, validity or enforceability of this Agreement or the transactions contemplated hereby or that, if adversely determined, would have a material adverse effect on the financial condition or the business of the Borrower.

            7.5 Financial Statements. All financial statements furnished by the Borrower to the Bank are complete and correct as they relate to the Borrower, have been prepared in accordance with the applicable standard described in
Section 10.1 hereof throughout the periods indicated, and fairly present the financial condition of the Borrower, as of the dates thereof and the results of its operations for the periods covered thereby.

            7.6 Adverse Changes. Since the most recent financial statements described in Section 7.5 hereof there has been no material adverse change in the condition, financial or otherwise, of the Borrower.

            7.7 Taxes. The Borrower has filed or caused to be filed when due, or has obtained extensions for, all federal tax returns and all state and local tax returns that are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or any assessment received.

            7.8 Properties. The Borrower has good and marketable title to all of its material properties and assets, including without limitation, the properties and assets reflected in the most recent financial statements referred to in
Section 7.5 hereof. The Borrower has undisturbed peaceable possession under all leases under which it is operating, none of which contain provisions that may materially affect the operations of the Borrower, and all such leases are in full force and effect.

            7.9 Indebtedness. Except as disclosed in the most recent financial statements referred to in Section 7.5 hereof and in Schedule 11.1, the Borrower has no outstanding indebtedness or contingent liabilities (including without limitation "off-balance sheet" liabilities), other than trade payables not yet due incurred in the ordinary course of business, and is not the account party with respect to letters of credit.

            7.10 Franchises, Permits. The Borrower has all material franchises, permits, licenses and other authority as are necessary to enable the Borrower to conduct its business as now being conducted, and is not in default under any such franchise, permit, license or authority.

            7.11 ERISA. No action, event, or transaction has occurred that could give rise to a lien or encumbrance on the assets of the Borrower as a result of the application of relevant provisions of ERISA, and the Borrower is in material compliance with all requirements of ERISA.

            7.12 Margin Securities. No proceeds of the Obligations have been or will be used for the purpose of purchasing or carrying Margin Securities as defined in Regulation U of the Federal Reserve Board.

            7.13 Compliance With Law. The Borrower is not in violation of any laws, ordinances, governmental rules, requirements, or regulations to which it is subject which violation might materially adversely affect the condition (financial or otherwise) of the Borrower. The Borrower has obtained and is in compliance with all licenses, permits, franchises, and governmental authorizations necessary for the ownership of its properties and the conduct of its business, for which failure to comply could materially adversely affect the condition (financial or otherwise) of Borrower.

            7.14 Patents, Trademarks, and Authorizations. The Borrower owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses, authorizations, and all rights with respect to the foregoing, necessary to the conduct of its business as now conducted without any material conflict with the rights of others.

            7.15 Contracts and Agreements. The Borrower is not a party to any contract or agreement that materially adversely affects its business, property, assets, or condition, financial or otherwise, and the Borrower is in compliance in all material respects with all contracts and agreements to which it is a party.

ARTICLE 8. - REPRESENTATIONS OF THE BANK

            The Bank hereby makes the following representations, warranties and covenants on which the Borrower may rely in executing and delivering this Agreement. Such representations and warranties are made as of the date of execution of this Agreement.

            8.1 This Agreement has been duly authorized, executed and delivered by the Bank and constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms.

            8.2 At the date of execution of this Agreement, the Bank does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every one of its agreements contained in this Agreement.

ARTICLE 9. - CONDITIONS OF LENDING

            The following conditions must be satisfied before the Bank shall have any obligation to make any advance under this Agreement:

            9.1 Representations and Warranties. The representations and warranties of the Borrower contained herein shall be true and correct as of the date of making of each such advance, with the same effect as if made on and as of such date.

            9.2 No Defaults. There shall exist no condition or event that constitutes (or that, with the giving of notice or the passage of time or both, would constitute) an Event of Default under Article 14 hereof at the time each advance is made.

            9.3 Performance. The Borrower shall have performed and complied with all agreements and conditions required to be performed or complied with by it prior to or at the time the advance is made.

            9.4 Opinion of Counsel. Upon the request of the Bank, the Borrower shall have delivered an opinion of its counsel, dated the date of the first advance, reasonably satisfactory to the Bank.

            9.5 Documents to be Delivered. The Borrower shall have delivered to the Bank all security agreements, mortgages, reimbursement agreements, assignments, guarantees, and any related documents necessary or desirable in connection with the requirements of Article 6 hereof. All notes evidencing the Obligations shall have been delivered to the Bank at the time of the making of the respective loans.

            9.6 Certified Resolutions. The Borrower shall have delivered a certificate of its corporate secretary certifying, as of the date of the first advance, resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, and the consummation of the transactions contemplated hereby, which resolutions shall remain in full force and effect so long as any of the Obligations are outstanding or any commitment to lend exists under this Agreement.

            9.7 Fees and Taxes. The Borrower shall have paid all filing fees, taxes, and assessments related to the borrowings and the perfection of any interests in collateral security required hereunder.

            9.8 Insurance. The Borrower shall have delivered evidence satisfactory to the Bank of the existence of insurance required hereby.

            9.9 Real Estate Taxes. Borrower must provide proof of payment of current real estate taxes and assessments, if any.

            9.10 Environmental Insurance. The Borrowers shall have provided to the Bank an environmental inspection report in form and substance satisfactory to the Bank prepared by engineers satisfactory to the Bank, or insurance satisfactory to the Bank covering environmental liabilities.

            9.11 Organizational Documents. The Borrower shall have delivered to the Bank copies of its then-effective Certificate of Incorporation, By-laws, d/b/a certificates, and other organizational documents and instruments, or a written certificate that such documents and instruments have not been changed or amended since the last advance to Borrower pursuant to the terms of this Agreement.

            9.12 Other Documents and Agreements. On or before the date of this Agreement, the Borrower shall have delivered such other documents, instruments, and agreements as the Bank and its legal counsel may reasonably require in connection with the transactions contemplated hereby.

            9.13 Financial Statements. On or before the date of this Agreement, the Borrower shall have delivered to the Bank a copy of the Borrower's most recent consolidated financial statements.

            9.14 Certificates of Good Standing. On or before the date of this Agreement the Borrower shall have delivered to the Bank certificates of good standing from appropriate state officials to the effect that the Borrower is in good standing in the state of its formation as well as in all other states in which qualification is necessary for the Borrower to carry on its business in such states.

ARTICLE 10. - AFFIRMATIVE COVENANTS OF BORROWER

            So long as any Obligations to the Bank shall be outstanding or this Agreement remains in effect, unless the Bank otherwise consents in writing, the Borrower shall:

            10.1 Financial Statements. Furnish to the Bank as soon as available, but in no event later than July 31, 2000 and each July 31 of any year thereafter in which this Agreement remains in effect, copies of annual consolidated financial statements of the Borrower prepared in accordance with GAAP, audited by and with an unqualified opinion from an independent certified public accountant approved by the Bank, which approval will not be unreasonably withheld. Said financial statements shall include at least a balance sheet and a statement of profit and loss, and shall be accompanied by a schedule showing computation of financial covenants by an officer of the Borrower and a copy of any management letter prepared by such accountants. Such financial statements shall be accompanied by a certificate of the Chief Financial Officer of the Borrower to the effect that to the best of his knowledge after due inquiry, no Event of Default has occurred and no condition exists which with the passage of time or the giving of notice would constitute an Event of Default or, if an Event of Default shall have occurred and be continuing specifying the steps being taken to cure such Event of Default.

            The Borrower also shall furnish to the Bank not more than fifty (50) days after the close of each quarter of its fiscal year copies of quarterly consolidated unaudited financial statements of the Borrower prepared in accordance with GAAP. Said statements shall include at least a balance sheet, a statement of profit and loss, and a schedule showing computation of financial covenants. Such financial statements shall be accompanied by a written acknowledgment of the Chief Financial Officer of the Borrower to the effect that to the best of his knowledge after due inquiry, no Event of Default has occurred and no condition exists which with the passage of time or the giving of notice would constitute an Event of Default.

            Not more than thirty (30) days after the close of each quarter, the Borrower shall deliver to the Bank an aging of accounts receivable and an aging of accounts payable. Said information shall be certified to be true and correct to the best knowledge of the Chief Financial Officer of the Borrower.

            Not more than thirty (30) days after the close of each quarter, Borrower shall deliver to the Bank a backlog report. Said information shall be certified to be true and correct by an officer of Borrower.

            Not more than sixty (60) days after the close of each fiscal year, Borrower shall deliver to the Bank a business plan and forecast for the next succeeding fiscal year.

            The Borrower shall provide to the Bank interim financial statements, if any, prepared by the Borrower's independent accountants.

            10.2 Other Reports and Inspections. Furnish to the Bank such additional information, reports, or financial statements as the Bank may, from time to time, reasonably request.

            Upon execution of a confidentiality agreement with the Borrower in form satisfactory to Borrower in its reasonable judgment, the Borrower shall permit any person designated by the Bank to inspect the property, assets, and books of the Borrower at reasonable intervals and times and, prior to an Event of Default, upon reasonable notice, and shall discuss its affairs, finances, and accounts at reasonable intervals and times with the Bank from time to time as often as may be reasonably requested.

            10.3 Taxes. Pay and discharge all taxes, assessments, levies, and governmental charges upon the Borrower, its income and property, prior to the date on which penalties are attached thereto; provided, however, that the Borrower may in good faith contest any such taxes, assessments, levies, or charges so long as such contest is diligently pursued and no lien or execution exists or is levied against any of Borrower's assets related to the contested items.

            10.4 Insurance. Maintain or cause to be maintained insurance, of kinds and in amounts as described on Schedule 10.4 annexed hereto, with the insurance companies specified in such Schedule 10.4, or with other responsible insurance companies on all of its real and personal properties in such amounts and against such risks as are prudent, including but not limited to, full-risk extended coverage hazard insurance to the full insurable value of real property (co-insurance not being permitted without the prior written consent of the Bank), all-risk coverage for personal property, business interruption or loss of rents coverage, worker's compensation insurance (unless the Borrower is self-insuring on terms approved by the Bank in advance), and comprehensive general liability insurance. The Borrower also shall maintain flood insurance covering any of its real properties located in flood zones. The Borrower shall provide to the Bank, annually, a detailed list and evidence satisfactory to the Bank of its insurance carriers and coverage. Hazard insurance policies for real property shall name the Bank as loss payee, and for personalty, loss payee, as its interests may appear, and liability insurance policies shall name the Bank as additional insured, and all policies shall provide for at least thirty (30) day's prior notice of cancellation to the Bank.

            10.5 Existence. Cause to be done all things necessary to preserve and to keep in full force and effect its existence, rights, and franchises material to its financial condition and to comply in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction.

            10.6 Maintenance of Properties. At all times maintain, preserve, protect, and keep its material property used or useful in conducting its business, in good repair, working order, and condition and, from time to time, make all needful and proper repairs, renewals, replacements, betterments, and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times.

            10.7 Material Changes, Judgments. Notify the Bank immediately of any Event of Default (or event that, with notice or passage of time or both, would constitute an Event of Default), and any material adverse change in the financial condition of the Borrower and of the filing of any suits, judgments, or liens which, if adversely determined, could have a material adverse effect on the business or financial condition of the Borrower. The Borrower also shall notify the Bank immediately of any change in the name, identity, or organizational structure of the Borrower, or any material change in any equity or other ownership interest in the Borrower.

            10.8 ERISA Compliance. Comply in all material respects with the provisions of ERISA and regulations and interpretations related thereto.

            10.9 Franchises/Permits/Laws. Preserve and keep in full force and effect all material franchises, permits, licenses, and other authority as are necessary to enable it to conduct its business as being conducted on the date of this Agreement and comply in all material respects with all laws, regulations, and requirements now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction over it.

            10.10 Payments. Make all payments as and when required by this Agreement and the notes and other agreements related hereto or to the Obligations.

            10.11 Amendments. Give the Bank written notice of an amendment or modification to its Certificate of Incorporation or other governing documents or agreements.

            10.12 Shareholder and Officer Loans. The Borrower shall provide to the Bank subordination agreements in form satisfactory to the Bank covering any shareholder or officer loans to the Borrower or other obligations of the Borrower to its respective shareholders or officers in existence from time to time.

ARTICLE 11. - NEGATIVE COVENANTS OF BORROWER

            So long as any Obligations shall be outstanding, or this Agreement shall remain in effect, unless the Bank otherwise consents in writing, the Borrower shall not, directly or indirectly:

            11.1 Indebtedness, Mortgages and Liens. Create, incur, assume, or allow to exist, voluntarily or involuntarily, any obligation or obligations in the aggregate exceeding $300,000 at any one time during the term of this Agreement for borrowed money or its equivalent, lease, mortgage, pledge, lien or other encumbrance of any kind upon, or any security interest in, any of its property or assets, whether real or personal, whether now owned or hereafter acquired, excluding only (i) Obligations to and interests held by the Bank, (ii) obligations described in Schedule 11.1 attached hereto and made a part hereof,
(iii) encumbrances described in Schedule 6.1, (iv) obligations and interests to which the Bank consents in writing, (v) the charge upon property purchased under conditional sales or other title retention agreements (vi) trade indebtedness incurred in the ordinary course of the Borrower's business, (vii) accrued payroll or compensation obligations; and (viii) loans, advances or other distributions permitted by Section 11.3(b).

            11.2 Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase, or otherwise become liable in any manner upon any obligation or obligations in the aggregate exceeding $150,000 at any time during the term of this Agreement, contingent or otherwise, whether funded or current, or guarantee the dividends, of any person, firm, corporation, or other entity except for endorsement of negotiable instruments for deposit, collection, or similar transactions in the ordinary course of business.

            11.3 Loans and Investments. (a) Except as permitted by Section 11.3(b), make any loan or advance to, or any investment in, any person, firm, joint venture, corporation or other entity whatsoever exceeding $150,000 in the aggregate at any one time outstanding, except short-term investments in certificates of deposit of financial institutions and similar investments made in the ordinary course of business.

            (b) Borrower shall not make any loans, advances, or other distributions of any kind exceeding $500,000 in the aggregate at any one time outstanding to any Affiliates of the Borrower without the prior consent of the Bank, which may be withheld in its absolute discretion.

            11.4 Mergers, Sales and Acquisitions/Change in Ownership Interests. Enter into any merger or consolidation, or acquire all or substantially all the stock or other ownership interests or assets of any person, firm, joint venture, corporation, or other entity for an amount exceeding

$5,000,000, in the aggregate, or sell, lease, transfer, or otherwise dispose of any material portion of its assets except in the ordinary course of business.

            11.5 Dividends and Distributions. Make any cash or property dividends or distributions with respect to any of its shareholder or ownership interests, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any cash dividends on or distributions with respect to, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shareholder or ownership interests in Borrower.

            11.6 Material Changes. Permit any material change to be made in the character of the business of the Borrower, or in its Chairman & CEO or Chief Financial Officer, other than for cause unless Borrower shall have provided for a successor reasonably acceptable to the Bank, or in the nature of its operations as carried on at the date hereof.

            11.7 Judgments. Allow to exist for more than sixty (60) days any judgments against Borrower in excess of $250,000 in the aggregate which are not fully covered by insurance or for which an appeal or other proceeding for the review thereof shall not have been taken and for which a stay of execution pending such appeal shall not have been obtained.

            11.8 Margin Securities. Allow any proceeds of the Obligations to be used for the purpose of carrying any Margin Securities as defined in Regulation U of the Board of Governors of the Federal Reserve.

            11.9 Negative Pledge. Enter into any agreement with anyone other than the Bank in which Borrower agrees not to pledge or otherwise transfer or encumber any asset of Borrower (including any and all Property) now or hereafter owned, whether or not such asset has been pledged to the Bank.

ARTICLE 12. - FINANCIAL COVENANTS

            So long as any Obligations to the Bank shall be outstanding or this Agreement remains in effect, unless the Bank otherwise consents in writing, the Borrower shall:

            12.1 Minimum Tangible Net Worth. Maintain a minimum Tangible Net Worth of (i) $8,500,000 from the date hereof until March 30, 2000, (ii) $12,000,000 from March 31, 2000 through March 30, 2001, (iii) $13,000,000 from
March 31, 2001 through March 30, 2002, and (iv) $14,000,000 at all times after March 30, 2002, as shown in each case on the quarterly and annual financial statements for the Borrower provided to the Bank.

            12.2 Maximum Debt To Worth Ratio. Maintain a maximum Debt To Worth Ratio for the Borrower of (i) 1.75 to 1.0 from the date hereof until March 30, 2001, and (ii) 1.50 to 1.0 at all times thereafter, as shown on each quarterly and annual financial statement for the Borrower provided to the Bank.

            12.3 Minimum Debt Service Coverage Ratio. Maintain a minimum Debt Service Coverage Ratio for the Borrower of 1.3 to 1.0, as shown on each year-end financial statement for the Borrower provided to the Bank. For the fiscal year ending March 31, 2000, any expenses incurred to close the Borrower's United Kingdom Pension Plan will be excluded from the Debt Service Coverage Ratio.

            12.4 Minimum Working Capital. Maintain minimum net working capital of $8,000,000 at all times, as shown on the annual financial statement for the Borrower provided to the Bank.

ARTICLE 13. - ENVIRONMENTAL MATTERS; INDEMNIFICATION

            13.1 Environmental Representations. The Borrower represents and warrants that, to the best of Borrower's knowledge and except as described in
Schedule 13.1 annexed hereto:

      (a) Neither the Improvements nor any property adjacent to the Improvements is being or has been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site or for the storage of petroleum or petroleum based products except in compliance with all Environmental Laws.

      (b) Underground storage tanks are not and have not been located on the Improvements except in compliance with all Environmental Laws.

      (c) The soil, subsoil, bedrock, surface water and groundwater of the Improvements are free of any Hazardous Substances.

      (d) There has been no Release, nor is there the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to or within the immediate vicinity of the Improvements which through soil, subsoil, bedrock, surface water or groundwater migration could come to be located on the Improvements, and Borrower has not received any form of notice or inquiry from any federal, state or local governmental agency or authority, any operator, tenant, subtenant, licensee or occupant of the improvements or any property adjacent to or within the immediate vicinity of the Improvements or any other person with regard to a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to the Improvements.

      (e) All Environmental Permits relating to the Borrower and the Improvements have been obtained and are in full force and effect.

      (f) No event has occurred with respect to the Improvements which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law or non-compliance with any Environmental Permit.

      (g) There are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority relating to the past, present or future ownership, use, operation, sale, transfer or conveyance of the Improvements which require any change in the present condition of the Improvements or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action or capital expenditures with respect to the Improvements.

      (h) There are no actions, suits, claims or proceedings, pending or threatened, which could cause the incurrence of expenses or costs of any name or description or which seek money damages, injunctive relief, remedial action or any other remedy that arise out of, relate to or result from (i) a violation or alleged violation of any applicable Environmental Law or non-compliance or alleged non-compliance with any Environmental Permit, (ii) the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to or within the immediate vicinity of the Improvements or (iii) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Improvements or the ownership, use, operation, sale, transfer or conveyance thereof.

            13.2 Environmental Covenants. The Borrower covenants and agrees with the Bank that, so long as this Agreement remains in effect, the Borrower shall:

      (a) Comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Improvements to comply with all applicable Environmental Laws and shall obtain and comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Improvements to obtain and comply with, all Environmental Permits.

      (b) Not cause or permit any change to be made in the present or intended use of the Improvements which would (i) violate any applicable Environmental Law, or (ii) constitute non-compliance with any Environmental Permit.

      (c) Promptly provide the Bank with a copy of all notifications which it gives or receives with respect to any past or present Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to the Improvements.

      (d) Undertake and complete all investigations, studies, sampling and testing and all removal and other remedial actions required by law to contain, remove and clean up all Hazardous Substances that are determined to be present at the Improvements in accordance with all applicable Environmental Laws and all Environmental Permits.

      (e) At all times allow the Bank and its officers, employees, agents, representatives, contractors and subcontractors reasonable access after reasonable prior notice to the Improvements for the purposes of ascertaining site conditions, including, but not limited to, subsurface conditions.

      (f) Deliver promptly to the Bank: (i) copies of any material documents received from the United States Environmental Protection Agency, or any state, county or municipal environmental or health agency concerning the Borrower's operations or the Improvements; and (ii) copies of any material documents submitted by the Borrower to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning its operations or the Improvements, excluding normal manifesting documentation submitted in the ordinary course in connection with shipments of product or routine emission or discharge reports submitted in the ordinary course of operations.

      (g) If at any time the Bank obtains any reasonable evidence or information which suggests that a material potential environmental problem may exist at the Improvements, the Bank may require that a full or supplemental environmental inspection and audit report with respect to the Improvements of a scope and level of detail satisfactory to the Bank be prepared by an environmental engineer or other qualified person acceptable to the Bank at Borrower's expense. Such audit may include a physical inspection of the Improvements, a visual inspection of any property adjacent to or within the immediate vicinity of the Improvements, personnel interviews and a review of all Environmental Permits. If the Bank requires, such inspection shall also include a records search and/or subsurface testing for the presence of Hazardous Substances in the soil, subsoil, bedrock, surface water and/or groundwater. If such audit report indicates the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements, Borrower shall promptly undertake and diligently pursue to completion all necessary, appropriate and legally required investigative, containment, removal, clean up and other remedial actions, using methods recommended by the engineer or other person who prepared said audit report and acceptable to the appropriate federal, state and local agencies or authorities.

            13.3 Indemnity. The Borrower agrees to indemnify, defend, and hold harmless the Bank from and against any and all liabilities, claims, damages, penalties, expenditures, losses, or charges, including, but not limited to, all costs of investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition of any kind whatsoever, which may now or in the future be undertaken, suffered, paid, awarded, assessed, or otherwise incurred by the Bank (or any other person or entity affiliated with the Bank or representing or acting for the Bank or at the Bank's behest, or with a claim on the Bank or to whom the Bank has liability or responsibility of any sort related to this Section 13.3) relating to, resulting from or arising out of (a) the use of the Improvements for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site, (b) the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements, (c) the failure to promptly undertake and diligently pursue to completion all necessary, appropriate and legally required investigative, containment, removal, clean up and other remedial actions with respect to a Release or the threat of a Release of any Hazardous Substance on, at or from the improvements, (d) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Improvements or the ownership, use, operation, sale, transfer or conveyance thereof, (e) a violation of any applicable Environmental Law, (f) non-compliance with any Environmental Permit or (g) a material misrepresentation or inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by Borrower in this Agreement.

            13.4 No Limitation. The liability of Borrower under this Article 13 shall in no way be limited, abridged, impaired or otherwise affected by (a) any amendment or modification of this

Agreement or any other document relating to the Obligations by or for the benefit of Borrower or any subsequent owner of the Improvements except for an amendment or modification which expressly refers to this Article 13, (b) any extensions of time for payment or performance required by this Agreement or any other document relating to the Obligations, (c) the release of Borrower, any guarantor, or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in this Agreement or any other document relating to the Obligations by operation of law, the Bank's voluntary act or otherwise, (d) the invalidity or unenforceability of any of the terms or provisions of this Agreement or any other document relating to the Obligations, (e) any exculpatory provision contained in this Agreement or any other document relating to the Obligations limiting the Bank's recourse to property encumbered by any mortgage or to any other security or limiting the Bank's rights to a deficiency judgment against Borrower, (f) any applicable statute of limitations, (g) any investigation or inquiry conducted by or on the behalf of the Bank or any information which the Bank may have or obtain with respect to the environmental or ecological condition of the Improvements, (h) the sale, assignment or foreclosure of any interest in collateral for the Obligations, (i) the sale, transfer or conveyance of all or part of the Improvements, (j) the dissolution and liquidation of Borrower, (k) the death or legal incapacity of any individual, (I) the release or discharge, in whole or in part, of Borrower in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding, or (m) any other circumstances which might otherwise constitute a legal or equitable release or discharge of Borrower, in whole or in part.

            13.5 Survival. Notwithstanding anything to the contrary contained herein, the Borrower's liability under this Article 13 shall survive the discharge, satisfaction or assignment of this Agreement by the Bank until all of the following conditions are satisfied in full:

      (a) all of the Obligations and any other costs and expenses incurred by the Bank in connection with therewith are paid in full;

      (b) neither the Bank nor any affiliate of the Bank nor any person or entity representing or acting for the Bank or at the Bank's behest nor any person or entity with a claim against the Bank or to whom the Bank has liability or responsibility of any sort has at any time or in any manner participated in the management or control of, taken possession of or title to the Improvements or any portion thereof, whether by foreclosure, deed in lieu of foreclosure or otherwise, or had the capacity or ability to participate in the decisions or actions of the Borrower as the same relate to Hazardous Substances;

      (c) between the date of this Agreement and the date on which the Obligations are paid in full, as provided in clause (a) above, there has been no change in any applicable Environmental Law which would make the Bank, or any affiliate of the Bank or any person or entity representing or acting for the Bank or at the Bank's behest or any person or entity with a claim against the Bank or to whom the Bank has liability or responsibility of any sort, liable in respect of any of the indemnified matters contained in this Article 14 notwithstanding the fact that no event, circumstance or condition of the nature described in clause (b) above ever occurred; and

      (d)   there exist no indemnified matters which are then pending.

            13.6 Investigations. If the Borrower defaults on any of its Obligations pursuant to this Agreement or any other loan document, the Bank or its designees shall have the right, upon reasonable notice to the Borrower, to enter upon the Improvements and conduct such tests, investigation and sampling, including but not limited to installation of monitoring wells, as shall be reasonably necessary for the Bank to determine whether any disposal of Hazardous Substances has occurred on, at or near the Improvements. The costs of all such tests, investigations and samplings shall be considered as additional indebtedness secured by all collateral for the Obligations and shall become immediately due and payable without notice and with interest thereon at highest rate then borne by any of the Obligations.

            13.7 No Warranty Regarding Information. The Borrower agrees that the Bank shall not be liable in any way for the completeness or accuracy of any Environmental Report or the information contained therein. The Borrower further agrees that the Bank has no duty to warn the Borrower or any other person or entity about any actual or potential environmental contamination or other problem that may have become apparent or will become apparent to the Bank.

ARTICLE 14. - DEFAULTS

            14.1 Defaults. The following events (hereinafter called "Events of Default") shall constitute defaults under this Agreement. Such Events of Default shall be without prejudice to the Bank's right to demand payment in full of Obligations payable on demand, as specified in this Agreement or the notes relating to such Obligations, at any time and shall be effective as to such demand Obligations only in the event that a demand has not been made prior to the occurrence of such an Event of Default.

            a. Nonpayment. Failure of the Borrower to make any payment of any type under the terms of this Agreement, any of the notes related hereto, or of any of the agreements contemplated hereunder, within ten (10) days after the same becomes due and payable.

            b. Performance. Failure of the Borrower to observe or perform any condition, covenant or term of this Agreement and all related agreements and documents; provided, however, that an Event of Default shall not occur unless such failure is not cured within thirty (30) days after the Bank gives the Borrower written notice of same.

            c. Other Obligations. Failure of the Borrower to observe or perform any other material condition, covenant, or term of any other agreement with the Bank after any applicable cure or grace period related thereto, or default by the Borrower under any agreement involving borrowed money or the like, or any other material agreement evidencing or securing indebtedness to any third person or entity.

            d. Representations. Failure of any material representation or warranty made by the Borrower in connection with the execution and performance of this Agreement, or any certificate of officers pursuant hereto, to be truthful, accurate or correct in all material respects.

            e. Financial Difficulties. Financial difficulties of the Borrower as evidenced by:

                  (i) any admission in writing of inability to pay debts as they become due; or

                  (ii) the filing of a voluntary or involuntary petition in
            bankruptcy, or under any chapters of the Bankruptcy Code, or under any federal or state statute providing for the relief of debtors; or

                  (iii) making general assignment for the benefit of creditors;
            or

                  (iv) consenting to the appointment of a trustee or receiver for all or a major part of any of its assets or property; or

                  (v) the entry of a court order appointing a receiver or a
            trustee for all a major part of any of its assets or property, provided that Borrower shall have sixty (60) days to obtain an order removing such receiver or trustee; or

                  (vi) the occurrence of any event, action, or transaction
            giving rise to a lien or encumbrance on the assets of the Borrower as a result of application of relevant provisions of ERISA.

            14.2 Remedies. If any one or more Events of Default occur and is continuing, the Bank may, at its option, take either or both of the following actions at the same or different times: (i) terminate any further commitments or obligations of the Bank, and (ii) accelerate all Obligations of the Borrower to the Bank such that the same become forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.

            In case any such Events of Default shall occur, the Bank shall be entitled to maintain proceedings to recover judgment against the Borrower for all Obligations of the Borrower to the Bank either before, or after, or during the pendency of any proceedings for the enforcement, of any security interests, mortgages, pledges, or guarantees and, in the event of realization of any funds from any security or guarantee and application thereof to the payment of the Obligations due, the Bank shall be entitled to enforce payment of and recover judgment for all amounts remaining due and unpaid on such Obligations. The Bank shall be entitled to exercise any other legal or equitable right which it may have, and may proceed to protect and enforce its rights by any other appropriate proceedings, including action for the specific performance of any covenant or agreement contained in this Agreement and other agreements held by the Bank.

            14.3 Application of Proceeds. All payments received after an Event of Default shall be applied by the Bank as follows:

            (a) First: to the payment of all reasonable fees, costs and expenses incurred in connection with the collection, recovery and realization of amounts due pursuant to the Obligations;

            (b) Second: to the payment in full of the Obligations with all such payments being applied first to the payment of interest, with any balance to the payment and reduction of principal, in the order of maturity, and other amounts due; and

            (c) Third: the balance, if any, of such proceeds remaining after payment in full of the foregoing items, to the Borrower or as a court of competent jurisdiction may otherwise direct.

ARTICLE 15. - MISCELLANEOUS

            15.1 Waiver. No delay or failure of the Bank to exercise any right, remedy, power or privilege hereunder shall impair the same or be construed to be a waiver of the same or of any Event of Default or an acquiescence therein. No single or partial exercise of any right, remedy, power or privilege shall preclude other or further exercise thereof by the Bank. All rights, remedies, powers, and privileges herein conferred upon the Bank shall be deemed cumulative and not exclusive of any others available.

            15.2 Survival of Representations. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the execution and delivery of other agreements hereunder.

            15.3 Additional Security; Setoff. Borrower hereby grants to Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

            15.4 Notices. Any notice or demand upon any party hereto shall be deemed to have been sufficiently given or served for all purposes hereof when delivered in person or by nationally recognized overnight courier with receipt requested, or two business days after it is mailed certified mail postage prepaid, return receipt requested, addressed as follows:

            If to the Bank:     Fleet National Bank
                                One East Avenue
                                Rochester, New York 14638
                                Attention: Daniel C. Killigrew

            With a copy to:     Harris Beach & Wilcox, LLP
                                130 E. Main Street
                                Rochester, New York 14604
                                Attention: Christopher D. Jagel, Esq.

            If to Borrower:     Graham Corporation
                                20 Florence Avenue
                                Batavia, New York 14020

                                Attention: J. Ronald Hansen

            With a copy to:     William A. Smith, Esq.
                                Graham Corporation
                                20 Florence Avenue
                                Batavia, New York 14020

Any party may change, by notice in writing to the other parties, the address to which notices to it shall be sent.

            15.5 Entire Agreement. This Agreement and the documents referred to herein embody the entire agreement and understanding among the parties and supersede all prior agreements and under-standings relating to the subject matter hereof. This Agreement shall not be changed or amended without the written agreement of all parties hereto. This Agreement embodies all commitments to lend between the Bank and the Borrower and supersedes any prior commitments.

            15.6 Parties in Interest. All the terms and provisions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the parties and their respective successors and assigns and shall inure to the benefit of and be enforceable by any holder of notes executed hereunder. Upon any transfer of any Obligation or any interest therein the Bank may deliver or otherwise transfer or assign to the holder any collateral or guarantees for the Obligation, which holder shall thereupon have all the rights of the Bank.

            15.7 Business Days. Whenever any payment is due on a day which is not a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time shall be including in computing interest and fees in connection with such payment.

            15.8 Telecopy Requests. As a convenience to the Borrower, Borrower hereby authorizes the Bank to rely upon requests made by the Borrower or its authorized employees in writing or by telecopy, and to treat such requests as if they were made in a writing delivered to the Bank. Any advance of funds made by the Bank pursuant to any such request shall be deemed to be authorized by the Borrower unless immediately repaid in full. Borrower shall identify for the Bank its authorized employees in writing with updates as may be required.

            15.9 Severability. In the event that any one or more of the provisions contained in this Agreement or any other agreement, document, or guarantee related hereto shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreement, document, or guarantee.

            15.10 Governing Law. This Agreement and the notes and agreements hereunder, together with all of the rights and obligations of the parties hereto, shall be construed, governed and enforced in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws.

            15.11 Assignments; Participations. (a) Bank shall have the unrestricted right at any time or from time to time, and without Borrower's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Bank shall deem necessary to effect the foregoing. In addition, at the request of Bank and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable to any such Assignee and, if Bank has retained any of its rights and obligations hereunder following such assignment, to Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Bank, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Bank pursuant to the assignment documentation between Bank and such Assignee, and Bank shall be released from its obligations hereunder and thereunder to a corresponding extent.

            (b) Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Bank's obligation to lend hereunder and/or any or all of the loans, held by Bank hereunder. In the event of any such grant by Bank of a participating interest to a Participant, whether or not upon notice to Borrower, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder.

            (c) Bank may furnish any information concerning Borrower in its possession from time to time to prospective Assignees and Participants, provided that Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

            15.12 Replacement of Prior Agreement. This Agreement supersedes and replaces the Restated Credit Facility Agreement dated October 31, 1996 between the Bank and the Borrower.

            15.13 Federal Reserve Pledge. Bank may at any time pledge all or any portion of its rights under the loan documents including any portion of the promissory note to any of the twelve (12) Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S. C. Section 341. No such pledge or enforcement thereof shall release Bank from its obligations under any of the loan documents.

            15.14 Replacement Documents. Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation of any note or any security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

            15.15 Waiver of Jury Trial. BORROWER AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND MAKE THE LOANS COMPRISING THE OBLIGATIONS.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

FLEET NATIONAL BANK                          GRAHAM CORPORATION

________________________________             ________________________________

By:_____________________________             By:_____________________________

Title:__________________________             Title:__________________________

                                                                       EXHIBIT 1

                 AMENDED AND RESTATED CREDIT FACILITY AGREEMENT
                               AMENDMENT NUMBER 1

      THIS AMENDED AND RESTATED CREDIT FACILITY AGREEMENT AMENDMENT NUMBER 1 ("Amendment") is made as of November 1, 2002 by and between GRAHAM CORPORATION ("Borrower"), a corporation formed under the laws of the State of Delaware with offices at 20 Florence Avenue, Batavia, New York and FLEET NATIONAL BANK ("Bank"), a national banking association formed under the laws of the United States of America with offices at One East Avenue, Rochester, New York 14638.

      This Agreement amends the Restated Credit Facility Agreement between Graham Corporation (as successor by merger to Graham Manufacturing Co., Inc.) and Fleet National Bank (as successor to Fleet Bank) dated as of October 31, 1996, as amended and restated by the Amended and Restated Credit Facility Agreement between Borrower and Bank dated as of November 3, 1999 (the "Credit Agreement").

      The parties hereby agrees as follows:

      1. The definition of "Break Costs" contained in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

            "Break Costs" shall mean such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of (i) any payment of any Obligation bearing a rate based upon the LIBOR Rate other than on the last day of the applicable LIBOR Interest Period for such Obligation, (ii) any failure by Borrower to borrow an Obligation on the date specified in Borrower's written notice of intention to borrow such Obligation at a rate based upon the LIBOR Rate, (iii) any failure by Borrower to pay an Obligation bearing a rate based upon the LIBOR Rate on any date for payment specified in Borrower's written notice of intention to pay such Obligation. Without limiting the foregoing, the Borrower shall pay to the Bank a "yield maintenance fee" as part of Break Costs in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the applicable LIBOR Interest period of the particular Obligation as to which the prepayment is made shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining until the end of the respective applicable LIBOR Interest Period. Said amount shall be reduced to present value calculated by using the above-referenced United States Treasury securities rate and the number of days remaining until the last day of the respective applicable LIBOR Interest Period. The resulting amount shall be the yield maintenance fee due to Bank upon prepayment o the respective Obligation.

      2. The definition of "LIBOR" and contained in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "LIBOR" shall mean the rate per annum as determined on the basis of the offered rates for deposits in United States Dollars, for a period of time comparable to the applicable LIBOR Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of the applicable LIBOR Interest Period (the "Interest Setting Date"); provided, however, if the rate described above does not appear on the Telerate System on any applicable Interest Setting Date, the LIBOR rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) determined on the basis of the offered rates for deposits in United States Dollars for the applicable LIBOR Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London Time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Interest Period as selected by the Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its United States Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in United States Dollars to leading European banks for a period of time comparable to the applicable LIBOR Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day of such LIBOR Interest Period. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR for the LIBOR Interest Period cannot be determined.

            In the event that LIBOR cannot be determined, or there is any change in any law or application thereof that makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to hold obligations if the rate is determined with reference to the LIBOR, the Borrower shall not be entitled to elect an interest rate based upon the LIBOR Rate until LIBOR can again be determined or is lawful.

      3. Section 2.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  2.3 Interest Rate and Payments. Outstanding amounts under the
            Revolving Line, except as specifically provided herein, shall bear interest until paid in full at the rate based upon the Prime Rate determined with reference to Table 2.3, below. Each of the two financial triggers applicable to a given rate in Table 2.3 must be satisfied for that rate to apply. If the Debt Service Coverage Ratio financial trigger in respect of a particular rate is satisfied but the Debt To Worth Ratio financial trigger is not satisfied, the applicable rate shall be twenty-five (25) basis points higher than the rate indicated based upon the Debt Service Coverage Ratio financial trigger. The financial performance triggers shall be measured quarterly and on a consolidated basis for the Borrower (with a rolling twelve-month period for the Debt Service Coverage Ratio) as of the end of each of the Borrower's fiscal quarters.

                  The Borrower, however, may from time to time elect to have the one-, two- or three-month LIBOR Rate determined in accordance with Table 2.3 apply to some or all of the amounts outstanding under the Revolving Line by giving at least two (2) business days' prior notice in writing or by telecopy to the Bank, provided, that after the first such election, any subsequent election may only be made at least two (2) business days' prior to, and to become effective on, a Rate Change Date. The notice shall specify the outstanding principal amount to bear interest at the LIBOR-based rate or rates (with any outstanding amounts from time to time under the Revolving Line, in excess of such specified amount, to bear interest at the applicable rate based upon the Prime Rate).

                                    TABLE 2.3

DEBT TO WORTH RATIO                  DEBT SERVICE COVERAGE RATIO       LIBOR-BASED RATE             PRIME-BASED RATE
-------------------                  ---------------------------       ----------------             ----------------
< or = 1.50:1                        < 1.50:1                           LIBOR + 275 bp               Prime Rate
< or = 1:50:1                        > or = 1.50:1 to ,< 2.00:1         LIBOR + 225 bp               Prime Rate -  25bp
< or = 1.25:1                        > or = 2:00:1 to < 2.50:1          LIBOR + 175 bp               Prime Rate -  50bp
< or = 1.00:1                        > or = 2.50:1 to < 3:00.1          LIBOR + 150 bp               Prime Rate -  75bp
< or = 1.00:1                        > or = 3.00:1                      LIBOR + 125 bp               Prime Rate - 100bp

                  Changes in the rate of interest due to a change in the
            financial performance triggers contained in Table 2.3 shall be effective as of the first day of the first quarter subsequent to receipt by the Bank of the Borrower's financial statements (for example, if financial statements for the quarter ending on June 30 are received on August 15, the rate change shall occur on October
            1). If required financial statements are not received by the Bank, it shall be assumed that the rates will be the highest rates applicable under Table 2.3 until five business days following the date on which such financial statements are received. In addition to changes of rate due to financial performance triggers, changes in the rate of interest applicable to outstanding amounts under the Revolving Line Note bearing interest at a rate based upon the Prime Rate shall become effective automatically, immediately, and without notice or demand of any kind, at the time of changes in the Prime Rate. Any LIBOR-based rate of interest elected by Borrower shall be in effect during the applicable LIBOR Interest Period, subject to changes during the period due to financial performance triggers.

                  During any period in which LIBOR-based rate is in effect, if the principal amount outstanding under the Revolving line bearing interest at such rate is ever less than the principal amount stated in the related election notice, the Borrower shall pay Break Costs, if any.

                  Interest shall be calculated based on actual days elapsed
            divided by a year of 360 days.

      4. Section 2.5 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  2.5 Revolving Line Termination. Unless extended in writing by the Bank on terms and conditions then acceptable to the Bank, the Revolving Line will terminate on the earlier of (i) October 31, 2005, or (ii) at the Bank's option upon written notice to Borrower upon an Event of Default.

      5. A new Section 3.3 shall be added to the Credit Agreement to read in its entirety as follows:

                  3.3 Unreimbursed Days. The Borrower shall make immediate
            payment to the Bank of all amounts drawn under Letters of Credit, and authorizes the Bank to advance funds under the Revolving Line, to the extent available thereunder, to repay such amounts drawn. All amounts drawn under Letters of Credit shall bear interest at the rate based upon the Prime Rate then in effect pursuant to Table 2.3.

      6. Article 5 of the Credit Agreement is hereby amended to read in its entirety as follows:

                   ARTICLE 5 - EXPENSES/DEFAULT RATE INCREASES

                  5.1 Costs and Expenses. Borrower shall pay on demand all
            expenses of Bank in connection with the preparation, administration, default, collection, waiver or amendment of the terms of the Obligations, or in connection with Bank's exercise, preservation, or enforcement of any of its rights, remedies, or options hereunder, including without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with any of the Obligations or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the highest rate applicable to any Obligation (including any default rate) and be an Obligation secured by any collateral. Such payments shall be due from time to time upon the Bank giving the Borrower notice of the amount of such expenses and reasonable documentation in support of such amounts (it being understood that detailed descriptions of attorneys' services will not be required in order to preserve applicable privileges and confidences). The Borrower shall pay all costs associated with periodic updates of the condition of title to the Property requested by the Bank (for the purpose of assuring the Borrower's compliance with Section 11.1 and
            11.9 hereof), provided, that, prior to an Event of Default, the Bank shall not make such requests more than once in any calendar year.

                  5.2 Application of Payments. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default, payments will be applied to the Obligations as Bank determines in its sole discretion.

                  5.3 Default Interest Rate. Upon the failure of the Borrower to comply with any covenant contained in Section 10.1 or Article 12 of this Agreement, upon any Default (whether or not Bank has accelerated payment of the Obligations), after maturity, or after judgment has been rendered with respect to any of the Obligations, Borrower's right to select pricing options shall cease and the unpaid principal of all Obligations shall, at the option the Bank, bear interest at a rate which is one and one-half (1.5) percentage points per annum greater than that which would otherwise be applicable.

                  5.4 Late Payment Fees. If the entire amount of any required principal and/or interest is not paid in full under any of the Loan Documents within ten (10) days after the same is due, Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

                  5.5 Prepayments Upon Default. If by reason of an Event of
            Default the Bank elects to declare the Obligations to be immediately due and payable then any Break Costs with respect to the Obligations shall become due and payable in the same manner as though the Borrower had exercised a right of prepayment.

                  5.6 Method of Payment. All payments shall be made by Borrower to Bank at the address for Bank first shown above in this Agreement or such other place as Bank may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without deduction or withholding for, any taxes or other payments.

      7. Section 12.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  12.1 Minimum Tangible Net Worth. Maintain a minimum Tangible
            Net Worth of $17,500,000 at all times as shown in each case on the quarterly and annual financial statements for the Borrower provided to the Bank.

      8. Section 11.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  11.4 Mergers, Sales and Acquisitions/Change in Ownership
            Interests. (i) Sell, lease, transfer, or otherwise dispose of any material portion of its assets except in the ordinary course of business, or (ii) enter into any merger or consolidation, or acquire all or substantially all the stock or other ownership interests or assets of any person, firm, joint venture, corporation, or other entity; provided, however, that such mergers, consolidations, or acquisitions shall be permitted if they do not exceed $7,000,000 in the aggregate and if, on a pro forma basis, the Borrower will continue to comply with the covenants contained in this Agreement, including without limitation the covenants contained in Article 12 hereof, on a going forward basis after completion of such merger, consolidation, or acquisition.

      9. Section 11.5 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  11.5 Dividends and Distributions. Make any cash or property dividends or distributions with respect to any of its shareholder or ownership interests, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any cash dividends on or distributions with respect to, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shareholder or ownership interests in Borrower; provided, however, that Borrower may make dividends in the aggregate maximum amount of $400,000 per year and may repurchase or redeem stock in the aggregate maximum amount of $500,000 per year so long as after any such transactions no Event of Default exists and the Borrower continues to comply with
            Article 12 hereof.

      10. Section 15.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  15.3 Additional Security Setoff. The Borrower hereby grants to
            Bank a continuing lien, security interest, and right of set off as security for the Obligations, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time without demand or notice (any such notice being expressly waived by Borrower), Bank may set off the same or any part thereof and apply the same to any Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, OR OTHER PROPERTY OF BORROWER [OR GUARANTOR] ARE HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVED.

      11. Section 15.4 of the Credit Agreement is hereby amended to change the address for notices to the Bank as follows:

            If to the Bank:  Fleet National Bank
                             One East Avenue
                             Rochester, New York 14638
                             Attention: John M. Pitton

            With a copy to:  Harris Beach LLP
                             99 Garnsey Road
                             Pittsford, New York 14534
                             Attention: Beth Ela Wilkins, Esq.

      12. Section 15.10 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  15.10 Governing Law. This Agreement and the rights and
            obligations of the parties hereunder, shall be construed, interpreted, governed and enforced in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

      13. Section 15.15 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  15.15 WAIVER OF TRIAL BY JURY. BORROWER AND BANK (BY
            ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL,

                  EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES
            OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS CONTEMPLATED HEREUNDER.

      14. Schedule 11.1 to the Credit Agreement is hereby amended to add thereto:

            Indebtedness, mortgages, and liens exclusively related to Borrower's
            UK subsidiary,                             Graham Precision
            Pumps Limited.                         By:

      15. The Borrower shall pay the Bank a facility fee of one-half percent (0.50%) of the maximum amount available under the Revolving Line (i.e., $65,000) in connection with this Amendment.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                   FLEET NATIONAL BANK

                                   By:_________________________________________

                                   Its:________________________________________

                                              GRAHAM CORPORATION

                                   By:_________________________________________

                                   Its:________________________________________

                                                                       EXHIBIT 2

                  SECOND AMENDMENT TO CREDIT FACILITY AGREEMENT

            THIS SECOND AMENDMENT, dated as of the 31st day of March, 2004, to that certain Amended and Restated Credit Facility Agreement dated as of November 3, 1999, as amended by an Amendment Number 1 dated as of November 1, 2002 (the "Agreement"), between FLEET NATIONAL BANK, a national banking association with an office at One East Avenue, Rochester, New York 14638 (the "Bank"), and GRAHAM CORPORATION, a corporation formed under the laws of the State of Delaware with offices at 20 Florence Avenue, Batavia, New York 14020 (the "Borrower").

      The parties hereby agree as follows:

      1. Agreement Ratified. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect, and this Amendment and all of its terms, provisions and conditions shall be deemed to be a part of the Agreement. All capitalized terms used herein and not defined shall have the meanings given them in the Agreement.

      2. New Definitions. The following definitions shall be added to Article 1 of the Agreement:

            "Distributions" shall mean dividends, payments, or distributions of any kind (including without limitation cash or property) in respect of the capital stock, securities or other equity interests or rights to acquire such equity interests of the applicable entity except distributions in the form of such stock, equity securities, equity interests, or rights to acquire equity interests.

            "EBITDA" shall mean, for any period and determined in accordance with GAAP, Net Income (calculated before Interest Expense, provision for taxes, depreciation and amortization of intangibles).

            "Interest Expense" shall mean for the applicable period, all interest paid, capitalized, or accrued, and amortization of debt discount with respect to all Debt less all related interest income during such period and determined after giving effect to the net cost associated with financial arrangements of any kind made to protect against fluctuations in interest rates such as interest rate swap contracts, interest rate cap agreements, and the like.

            "Letter of Credit" shall mean any Letter of Credit issued pursuant to Article 3 hereof.

            "Net Income" shall mean the gross revenues for such period less all expenses and other proper charges but without deduction for Interest Expense and provision for taxes, determined in accordance with GAAP consistently applied, but excluding in any event:

            (a) any gains or losses (not in the ordinary course of business) on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

            (b)   the proceeds of any life insurance policy;

            (c) net earnings and losses of any corporation substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

            (d) net earnings and losses of any corporation with which the Borrower shall have consolidated or which shall have merged into or with the Borrower prior to the date of such consolidation or merger;

            (e) earnings resulting from any reappraisal, revaluation or write-up of assets;

            (f) any gain arising from the acquisition of any securities of the Borrower;

            (g) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period;

            (h)   amortization of negative goodwill net of goodwill,

            (i)   income or loss attributable to equity in Affiliates, and

            (j) other extraordinary or unusual items, but excluding contract cancellation fees and other related items in the ordinary course of business.

            "Reactivation Date" shall mean the date on which the Borrower advises the Bank, in writing, that it is in compliance with the Minimum Debt Service Coverage Ratio covenant contained in Section 12.3 of the Agreement, and that it intends to remain in compliance with such covenant for the remaining term of the Agreement.

      3. Definitions Deleted. The definitions of "Term Loan" and "Term Loan Note" shall be deleted from the Agreement.

      4. Section 2.1. Section 2.1 of the Agreement shall be amended in its entirety to read as follows:

            2.1 Revolving Line. Subject to the terms and conditions of this Agreement, the Bank hereby establishes for the benefit of the Borrower a revolving line of credit in the maximum principal amount of Eight Million Dollars ($8,000,000.00) outstanding at any one time. The proceeds of the Revolving Line shall be used to meet Borrower's letter of credit, foreign exchange, and working capital requirements as follows: (i) the Borrower may use up to Five Million Dollars ($5,000,000.00) for Revolving Loans for working capital purposes ("Working Capital Loans"), and (ii) the Borrower may use up to Three Million Dollars ($3,000,000.00) for Letters of Credit issued pursuant to Article 3 hereof.

      Revolving Line amounts available for Working Capital Loans shall not be available for Letters of Credit and Revolving Line amounts available for Letters of Credit shall not be available for Working Capital Loans. The Borrower may, however, use a portion of the Revolving Line available for Working Capital Loans to fund, with the prior written approval of the Bank, a foreign exchange guidance line of credit not to exceed (a) $500,000.00 for foreign exchange contracts maturing on any one day, and
      (b) $3,333,333.00 for total foreign exchange contracts (with respect to forward contracts, not to exceed one year from the date of contract) outstanding at any one time. With respect to advances other than for foreign exchange under the Revolving Line, the entire $500,000 foreign exchange sublimit will be reserved for purposes of determining availability under the Revolving Line, irrespective of the amounts actually advanced under the foreign exchange guidance line. Subject to the terms of this Agreement, the Borrower may borrow, repay, and reborrow under the Revolving Line so long as the aggregate principal amount outstanding at any time for Working Capital Loans (including the foreign exchange sublimit) plus the aggregate face amount of Letters of Credit issued or available to be issued pursuant to Article 3 hereof does not exceed $8,000,000.00.

      5. Amended and Restated Revolving Line Note. The Borrower shall execute, together with this Amendment, a note evidencing Obligations related to the Revolving Line in the form of Exhibit A attached hereto and made a part hereof. This new Revolving Line Note shall amend and restate the Revolving Line Note executed and delivered by the Borrower to the Bank pursuant to the Agreement.

      6. Section 2.3. Section 2.3 of the Agreement shall be amended in its entirety to read as follows:

            2.3 Interest Rate. Outstanding amounts under the Revolving Line Note shall bear interest at a variable rate per annum until paid in full (including without limitation after acceleration, maturity, and judgment), except as otherwise specifically provided herein, equal to the Prime Rate in effect from time to time. Changes in the interest rate shall become effective automatically and without notice at the time of changes in the Prime Rate.

            The Borrower from time to time, however, may elect to have portions of the principal outstanding under the Revolving Line Note bear interest at a rate per annum rate equal to 275 basis points (2.75%) above the one-month, two-month, or three-month LIBOR Rate for the period applicable to that rate by giving at least two (2) business days' prior notice in writing or by telecopy to the Bank. The notice shall specify (i) the rate chosen, (ii) the outstanding principal amount to bear interest at the applicable LIBOR Rate which shall not be less than $100,000 (with any outstanding amounts from time to time under the Revolving Line Note, in excess of such specified amount, to bear interest at the rate based upon the Prime Rate), and (iii) the commencement date for such rate. No LIBOR Interest Period may be elected that would extend beyond the maturity date of the Revolving Line Note. The rate of interest so elected shall be in effect for the respective applicable LIBOR Interest Period. The Borrower shall be responsible for all Break Costs including without limitation those applicable if during any period in which a LIBOR based rate or rates is or are in effect, if the principal amount outstanding under the Revolving Line Note bearing interest at such respective rate or rates is ever less than the principal amount stated in the respective election notice or notices for such period.

            Notwithstanding the foregoing, however, after the Reactivation Date all Revolving Loans shall bear interest at the rates and in the manner set forth in Section 2.3 of the Agreement as amended to November 1, 2002, but without giving effect to this Amendment.

            Interest shall continue to accrue after maturity, acceleration, and judgment at the rate required by this Agreement until the Revolving Line
      Note is paid in full. All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

      7. Section 2.7. Section 2.7 of the Agreement shall be amended in its entirety to read as follows:

            2.7 Unused Fee. The Borrower shall pay the Bank a quarterly fee as follows: (i) at all times prior to the Reactivation Date in an amount equal to of one-half percent (.50%) per annum times the average unused availability under the Revolving Line during the preceding quarter, and
      (ii) at all times after a Reactivation Date in an amount equal to one-quarter percent (.25%) per annum times the average unused availability under the Revolving Line during the preceding quarter. For purposes of calculating such average unused availability, the face amounts of outstanding Letters of Credit and foreign exchange transactions shall be aggregated with amounts borrowed under the Revolving Line in determining what portion of the Revolving Line has been used. At the end of each fiscal quarter, the Bank will bill the Borrower for the unused fee.

      8. Section 3.1. Section 3.1 of the Agreement shall be amended in its entirety to read as follows:

            3.1 Letters of Credit. Subject to the terms and conditions of this Agreement, the Bank will make Letters of Credit available for the account of the Borrower in an aggregate stated face amount not exceeding the lesser of (a) Three Million Dollars ($3,000,000.00), or (b) the remaining availability under the Revolving Line for the purposes of issuing Letters of Credit. Letters of Credit will be made promptly available for the Borrower's work in process (to support customer progress payments) or as otherwise reasonably requested by the Borrower with respect to customer contracts, for warranty work on completed products, and, subject to a sublimit of $500,000.00, to fund the Borrower's worker's compensation program. The stated amount outstanding under all Letters of Credit at all times shall reduce, dollar for dollar, the amount available for advances under the Letters of Credit Line. The Letters of Credit shall be in form satisfactory to the Bank. Up to $3,000,000 face amount of Letters of Credit may have maturity dates which are not more than three (3) years after the Revolving Line Termination Date.

      9. Deletion of Term Loans. Article 4 of the Agreement, together with all references to any Term Loan or Term Loans, shall be deleted in its entirety, and the Bank shall have no obligation to make any Term Loans to the Borrower.

      10. Monthly Financial Statements. The following paragraph shall be added at the end of Section 10.1 of the Agreement:

            Beginning with the month ended April 30, 2004, not later than the 25th day of each month, the Borrower shall deliver to the Bank copies of consolidated financial statements for the prior month prepared in accordance with GAAP. Such statements shall include at least a balance sheet, a statement of profit and loss, and an update to its monthly cash flow forecast for the subsequent twelve (12) month period. Monthly financial statements are for reporting purposes only; covenants shall continue to be calculated at each quarter and fiscal year end.

      11. Section 11.4. Section 11.4 of the Agreement shall be amended in its entirety to read as follows:

            11.4 Mergers, Sales and Acquisitions, Changes in Ownership Interests. Enter into any merger or consolidation, (ii) acquire all or substantially all the stock or other ownership interests or assets of any person, firm, joint venture, corporation, or other entity, or (iii) sell, lease, transfer, or otherwise dispose of any material portion of its assets without the Bank's consent.

      12. Section 11.5. Section 11.5 of the Agreement shall be amended in its entirety to read as follows:

            11.5 Distributions. Make any Distributions or apply any of its property or assets to Distributions or set apart any sum or asset for the purpose of Distributions, except that the Borrower may pay dividends (i) if the dividend rate is not increased from the dividend rate in effect on the date of this Amendment, and (ii) if there is sufficient cash (net of Revolving Loan borrowings) available for such dividends. In addition to these limitations, the Borrower may pay dividends after September 30, 2004, only with the prior written consent of the Bank. Repurchases, redemptions, or acquisitions of capital stock, securities, or other equity interests or rights to acquire such equity interests, are prohibited without the Bank's consent.

      13. Section 11.10. The following Section 11.10 shall be added to the
Agreement:

            11.10 Material Adverse Change. Permit any change in the Borrower's business or operations, or in any factor affecting the Borrower's business or operations, or regarding any obligation or agreement of the Borrower, or in the financial condition of Borrower or in the collateral for the Borrower's Obligations, or any other condition affecting Borrower, as compared to the projections provided by the Borrower to the Bank dated February 13, 2004.

      14. Section 12.1. Section 12.1 of the Agreement shall be amended in its entirety to read as follows:

            12.1 Minimum Tangible Net Worth. Maintain a minimum Tangible Net Worth of $16,500,000 from the date hereof through March 31, 2004, $15,850,000 from April 1, 2004 through June 30, 2004, and $14,850,000 at all times thereafter.

      15. Section 12.3. Section 12.3 of the Agreement shall be amended in its entirety to read as follows:

            12.3 Minimum Debt Service Coverage Ratio. Commencing on the Reactivation Date and at all times thereafter, maintain a minimum Debt Service Coverage Ratio of 1.3 to 1.0, as shown on each year-end financial statement provided to the Bank.

      16. Section 12.4. Section 12.4 of the Agreement shall be amended in its entirety to read as follows:

            12.4 Minimum Working Capital. Maintain minimum net working capital of $8,000,000 at all times, as shown on the most recent financial statement provided to the Bank. All Revolving Loan borrowings will be excluded from the calculation of working capital once any such liabilities are recognized as current in accordance with GAAP.

      17. Section 12.5. The following new Section 12.5 shall be added to the
Agreement:

            12.5 Minimum EBITDA and/or Maximum EBITDA Losses. Commencing on the earlier of (i) December 31, 2004, and (ii) the date that the Borrower's average net borrowing position exceeds $2,000,000 for the most recently ended fiscal quarter, the Borrower will not generate an EBITDA loss, measured on a rolling four quarter basis, exceeding the limits set forth below:

($000'S)                         AT 6/30/04      AT 9/30/04      AT 12/31/04     AT 3/31/05      AT 6/30/05      AT 9/30/05
--------                         ----------      ----------      -----------     ----------      ----------      ----------
Maximum EBITDA loss               ($1,400)        ($2,500)         ($1,000)       ($1,000)           $0             $500
for prior four quarters

      18. Field Audit. The Borrower agrees that the Bank may conduct a field audit of its accounts, and inventories, and cash flow projections, at the Borrower's expense, in no event later than the time when the Borrower's average net borrowing position exceeds $2,000,000 for the most recent fiscal quarter. The field audit will be performed by Freed Maxick ABL Services, Inc., or a similar firm to be chosen by the Bank in its sole discretion. The Borrower further agrees that pending results from any field audit , the Bank shall have the right, upon notice to the Borrower, to limit the amount of Revolving Credit Loans to amounts which would be available under a borrowing base formula based on a certain percentage of the Borrower's eligible accounts receivable and eligible inventories, all to be determined by the Bank in its sole discretion. The Borrower agrees to execute and deliver to the Bank an amendment to the Agreement implementing this borrowing base, in form and substance satisfactory to the Bank and its counsel. To the extent that collateral values and resulting borrowing base indicate availability in an amount less than the amount of loans then outstanding, then a prepayment will be required to bring outstandings in compliance with the borrowing base. Such prepayment will be made within 10 business days. The Borrower further agrees that the Bank may perform such additional field audits as it deems necessary or advisable in its sole discretion, all at the Borrower's expense.

      19. Amendment Fee. The Borrower shall pay the Bank an amendment fee in the amount of $20,000.00

      20. Reaffirmation of Security Agreements. The Borrower reaffirms to the Bank that all of the terms and provisions of its Amended and Restated Security Agreement (Accounts, Inventory, Chattel Paper, Documents, Technology, and General Intangibles) dated as of November 3, 1999, and of its Amended and Restated Security Agreement (Goods and Equipment) dated as of November 3, 1999, continue in full force and effect with respect to all present and future indebtedness of the Borrower to the Bank, including without limitation the indebtedness represented by this Second Amendment and the Amended and Restated Revolving Line Note to be executed in connection herewith, and that all of such indebtedness constitutes Obligations under such Security Agreements which are secured by the Collateral defined therein.

      21. Representations and Warranties. The Borrower confirms the accuracy of and remakes as of the date hereof all of its representations, warranties contained in the Agreement. The Borrower further represents and warrants to the Bank that all necessary action on the part of the Borrower relating to authorization of the execution and delivery of this Amendment and the Amended and Restated Revolving Line Note (collectively, the "Additional Loan Documents"), and the performance of the Obligations of the Borrower thereunder has been taken. The Additional Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms. The Borrower has no defenses, offsets, claims, or counterclaims with respect to its obligations arising under the Additional Loan Documents. The execution and delivery by the Borrower of the Additional Loan Documents, and the performance by the Borrower of the Additional Loan Documents, will not violate any provision of law or the Borrower's Certificate of Incorporation or By-laws or organizational or other documents or agreements. The execution, delivery and performance of the Additional Loan Documents, and the consummation of the transactions contemplated thereby will not violate, be in conflict with, result in a breach of, or constitute a default under any agreement to which the Borrower is a party or by which any of its properties is bound, or any order, writ, injunction, or decree of any court or governmental instrumentality, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of its properties.

      22. Conditions Precedent. The following conditions must be satisfied before the Bank shall have any obligations under this Amendment:

            (a) The Borrower shall have executed and delivered to the Bank the Additional Loan Documents and any related documents necessary or desirable in connection therewith; and

            (b) The Borrower shall have delivered a certificate of its corporate secretary certifying resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Additional Loan Documents, and the consummation of the transactions contemplated thereby, which resolutions shall remain in full force and effect so long as any of the Obligations are outstanding or any commitment to lend exists under the Agreement.

      23. No Events of Default. The Borrower confirms that as of the date hereof, there exists no condition or event that constitutes (or that would after expiration of applicable grace or cure periods constitute) an Event of Default as described in Article 14 of the Agreement.

      24. No Offsets. As of the date hereof, the Borrower has no defenses, offsets, claims or counterclaims with respect to its obligations arising under the Agreement or this Amendment and all related documents and instruments.

      25. Costs and Expenses. Borrower agrees to pay any and all reasonable costs incurred in connection with preparation for closing, the closing, and post-closing items relating to this Amendment including without limitation the legal fees and disbursements of Bank's counsel.

      26. Governing Law. This Amendment, together with all of the rights and obligations of the parties hereto, shall be construed and interpreted in accordance with the laws of the State of New York, excluding the laws applicable to conflicts or choice of law.

      IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

FLEET NATIONAL BANK                   GRAHAM CORPORATION

By:_______________________________    By: ________________________________

Title:____________________________    Title:______________________________

                                    EXHIBIT A

                    AMENDED AND RESTATED REVOLVING LINE NOTE

$8,000,000.00                                                     March 31, 2004

            THIS AMENDED AND RESTATED REVOLVING LINE NOTE EVIDENCES THE SAME OBLIGATIONS AS, AND AMENDS AND RESTATES IN ITS ENTIRETY, (1) THE AMENDED AND RESTATED REVOLVING LINE NOTE DATED NOVEMBER 3, 1999, BETWEEN THE BANK AND THE BORROWER IN THE MAXIMUM PRINCIPAL FACE AMOUNT OF $13,000,000.

            FOR VALUE RECEIVED, the undersigned ("Borrower") hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank"), at any of its banking offices, or at such other places as Bank may specify in writing to Borrower, the principal sum of Eight Million Dollars ($8,000,000.00), or if less, the aggregate unpaid principal amount of all advances made by Bank to Borrower. Bank shall maintain a record of amounts of principal and interest payable by Borrower from time to time, and the records of Bank maintained in the ordinary course of business shall be prima facie evidence of the existence and amounts of the Borrower's obligations recorded therein. In addition, Bank may mail or deliver periodic statements to Borrower indicating the date and amount of each advance hereunder (but any failure to do so shall not relieve Borrower of the obligation to repay any advance). Unless Borrower questions the accuracy of an entry on any periodic statement within fifteen business days after such mailing or delivery by Bank, Borrower shall be deemed to have accepted and be obligated by the terms of each such periodic statement as accurately representing the advances hereunder. In the event of transfer of this Note, or if the Bank shall otherwise deem it appropriate, Borrower hereby authorizes Bank to endorse on this Note the amount of advances and payments to reflect the principal balance outstanding from time to time. Bank is hereby authorized to honor borrowing and other requests received from purported representatives of Borrower orally, by telecopy, in writing, or otherwise. Oral requests shall be conclusively presumed to have been made by an authorized person and Bank's crediting of Borrower's account with the amount requested shall conclusively establish Borrower's obligation to repay the amount advanced.

            CREDIT AGREEMENT. This Note is made in connection with an Amended and Restated Credit Facility Agreement dated November 3, 1999, as amended on November 1, 2002 and on the date hereof, and as the same it may be further modified, extended, or replaced from time to time hereafter (the "Credit Agreement"). Capitalized terms not otherwise defined in this Note shall have the meanings given to them in the Credit Agreement.

            INTEREST. Outstanding amounts under this Revolving Line Note shall bear interest at a variable rate per annum until paid in full (including without limitation after acceleration, maturity, and judgment), except as otherwise specifically provided herein, equal to the Prime Rate in effect from time to time. Changes in the interest rate shall become effective automatically and without notice at the time of changes in the Prime Rate.

            The Borrower from time to time, however, may elect to have portions of the principal outstanding under this Revolving Line Note bear interest at the variable rate per annum equal to 275 basis points (2.75%) above the one-month, two-month, or three-month LIBOR Rate for the period applicable to that rate by giving at least two (2) business days' prior notice in writing or by telecopy to the Bank. The notice shall specify (i) the rate chosen, (ii) the outstanding principal amount to bear interest at the applicable LIBOR Rate which shall not be less than $100,000 (with any outstanding amounts from time to time hereunder, in excess of such specified amount, to bear interest at the rate based upon the Prime Rate), and (iii) the commencement date for such rate. No LIBOR Interest Period may be elected that would extend beyond the maturity date of this Revolving Line Note. The rate of interest so elected shall be in effect for the respective applicable LIBOR Interest Period. The Borrower shall be responsible for all Break Costs including without limitation those applicable if during any period in which a LIBOR based rate or rates is or are in effect, if the principal amount outstanding under this Revolving Line Note bearing interest at such respective rate or rates is ever less than the principal amount stated in the respective election notice or notices for such period.

            Notwithstanding the foregoing, however, after the Reactivation Date all Revolving Loans shall bear interest at the rates and in the manner set forth in Section 2.3 of the Agreement as amended on November 1, 2002, without giving effect to the Amendment of even date herewith.

            Interest shall continue to accrue after maturity, acceleration, and judgment at the rate required by this Agreement until this Revolving Line Note is paid in full. All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

            PAYMENTS. Payments of all accrued interest hereunder shall be made on the first day of each month.

            In the event the Borrower becomes aware, or receives notice (oral or written) from the Bank, that principal amounts outstanding under the Revolving Line at any time exceed the maximum available amount described in Sections 2.1 of the Credit Agreement, Borrower promptly shall make a principal payment to the Bank sufficient to reduce outstanding principal amounts to the maximum amount available hereunder.

            All remaining outstanding principal and accrued interest shall be due and payable in full on the Revolving Line Termination Date.

            All payments shall be made by Borrower to Bank at One East Avenue, Rochester, New York 14638, or such other place as Bank may form time to time specify in writing in lawful currency of the United States in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

            Unless canceled in writing by Borrower, Borrower authorizes Bank to debit its accounts at Bank to make payments due hereunder, but such authority shall not relieve Borrower of the obligation to assure that payments are made when due. Unless Bank exercises its right to debit Borrower's account, Bank agrees that Borrower may make payments hereunder by check.

            All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after default, payments will be applied to the obligations of Borrower to Bank as Bank determines in its sole discretion.

            LATE CHARGE. If the entire amount of any required principal and/or interest payment is not paid in full within ten (10) days after the same is due, Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

            MAXIMUM RATE. All agreements between Borrower and Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any other documents between the Borrower and the Bank at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Bank should ever receive as interest and amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Bank.

            PREPAYMENT. This Revolving Line Note is prepayable to the extent allowed by, and on the terms provided by, the Credit Agreement.

            HOLIDAYS. If this Note or any payment hereunder becomes due on a Saturday, Sunday or other holiday on which the Bank is authorized to close, the due date of this Note or payment shall be extended to the next succeeding business day, but any interest or fees shall be calculated based upon the actual time of payment. As used herein, "Business Day" shall mean any day other than a Saturday, Sunday or day which shall be in the State of New York a legal holiday or day on which banking institutions are required or authorized to close.

            EVENTS OF DEFAULT. At Bank's option, this Note shall become immediately due and payable in full, without further presentment, protest, notice, or demand, upon the happening of any Event of Default and the expiration of any cure periods.

            DEFAULT RATE. Upon any default or after maturity or after judgment has been rendered with respect to the Obligations, or upon an Event of Default, the unpaid principal of all Obligations shall, at the option the Bank, bear interest at a rate which is four (4) percentage points per annum greater than that which would otherwise be applicable.

            MODIFICATION OF TERMS. The terms of this Note cannot be changed, nor may this Note be discharged in whole or in part, except by a writing executed by Bank. In the event that Bank demands or accepts partial payments of this Note, such demand or acceptance shall not be deemed to constitute a waiver of the right to demand the entire unpaid balance of this Note at any time in accordance with the terms hereof. Any delay or omission by Bank in exercising any rights hereunder shall not operate as a waiver of such rights.

            COLLECTION COSTS. Borrower shall pay on demand all reasonable expenses of Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals of examinations conducted in connection with the loan evidenced by this Note of any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral.

            MISCELLANEOUS. Except for such notice as may be required under
Section 14.1 of the Agreement, to the fullest extent permissible by law, Borrower waives presentment, demand for payment, protest, notice of nonpayment, and all other demands or notices otherwise required by law in connection with the delivery, acceptance, performance, default, or enforcement of this Note. Borrower consents to extensions, postponements' indulgences, amendments to notes and agreements, substitutions or releases of collateral, and substitutions or releases of other parties primarily or secondarily liable herefor, and agrees that none of the same shall affect Borrower's obligations under this Note which shall be unconditional.

            LAWS. This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York, excluding the laws applicable to conflicts or choice of law.

            ADDITIONAL SECURITY/SETOFF. The Borrower hereby grants to the Bank a lien, security interest, and right of set off as security for the Obligations upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of FleetBoston Financial Corporation, and its successors and assigns, or in transit to any of them. At any time without demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVED.

            REPLACEMENT OF PROMISSORY NOTE. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

            JURISDICTION/TRIAL BY JURY. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS SET FORTH FOR NOTICES GIVEN UNDER THE CREDIT AGREEMENT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

            BORROWER AND BANK (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL , EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS NOTE AND MAKE THE LOANS CONTEMPLATED HEREUNDER.

                                   GRAHAM CORPORATION

                                   By:______________________________________

                                   Title:___________________________________

                                                                       EXHIBIT 3

                  THIRD AMENDMENT TO CREDIT FACILITY AGREEMENT

            THIS THIRD AMENDMENT, dated as of the 11th day of March, 2005, to that certain Amended and Restated Credit Facility Agreement dated as of November 3, 1999, as amended by an Amendment Number 1 dated as of November 1, 2002, and the Second Amendment dated as of March 31, 2004 (the "Agreement"), between FLEET NATIONAL BANK, a national banking association with an office at One East Avenue, Rochester, New York 14638 (the "Bank"), and GRAHAM CORPORATION, a corporation formed under the laws of the State of Delaware with offices at 20 Florence Avenue, Batavia, New York 14020 (the "Borrower").

      The parties hereby agree as follows:

      1. Agreement Ratified. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect, and this Amendment and all of its terms, provisions and conditions shall be deemed to be a part of the Agreement. All capitalized terms used herein and not defined shall have the meanings given them in the Agreement.

      2. New Definition. The definition of "Net Income" in Article 1 of the Agreement shall be amended as follows:

            (i)   income or loss attributable to equity in Affiliates;

            (j) any income or losses from the disposition and operations of Graham Vacuum and Heat Transfer, Ltd and its subsidiaries; and

            (k) other extraordinary or unusual items, but excluding contract cancellation fees and other related items in the ordinary course of business.

      3. Section 2.1. Section 2.1 of the Agreement shall be amended as follows:

            Subject to the terms and conditions of this Agreement, the Bank hereby establishes for the benefit of the Borrower a revolving line of credit in the maximum principal amount of Eight Million Dollars ($8,000,000.00) outstanding at any one time. The proceeds of the Revolving Line shall be used to meet Borrower's letter of credit, foreign exchange, and working capital requirements. A portion of the Revolving Line may be used by the Borrower to fund, with the prior written approval of the Bank, a foreign exchange guidance line of credit not to exceed (a) $500,000.00 for foreign exchange contracts maturing on any one day, and (b) $3,333,333.00 for total foreign exchange contracts (with respect to forward contracts, not to exceed one year from the date of contract) outstanding at any one time. With respect to advances other than for foreign exchange under the Revolving Line, the entire $500,000 foreign exchange sublimit will be reserved for purposes of determining availability under the Revolving Line, irrespective of the amounts actually advanced under the foreign exchange guidance line. Subject to the terms of this Agreement, the Borrower may borrow, repay, and reborrow under the Revolving Line so long as the aggregate principal amount outstanding at any time for Working Capital Loans (including the foreign exchange sublimit) plus the aggregate face amount of Letters of Credit issued or available to be issued pursuant to Article 3 hereof does not exceed $8,000,000.00.

      4. Section 3.1. Section 3.1 of the Agreement shall be amended as follows:

            Subject to the terms and conditions of this Agreement, the Bank will make Letters of Credit available for the account of the Borrower in an aggregate stated face amount not exceeding the lesser of (a) Four Million Dollars ($4,000,000.00), or (b) the remaining availability under the Revolving Line for the purposes of issuing Letters of Credit. Letters of Credit will be made promptly available for the Borrower's work in process (to support customer progress payments) or as otherwise reasonably requested by the Borrower with respect to customer contracts, for warranty work on completed products, and, subject to a sublimit of $500,000.00, to fund the Borrower's worker's compensation program. The stated amount outstanding under all Letters of Credit at all times shall reduce, dollar for dollar, the amount available for advances under the Letters of Credit Line. The Letters of Credit shall be in form satisfactory to the Bank. Up to $4,000,000 face amount of Letters of Credit may have maturity dates which are not more than three (3) years after the Revolving Line Termination Date.

      5. Section 11.4. Section 11.4 of the Agreement shall be waived in order to permit the sale and/or transfer of Graham Precision Pumps Limited.

      6. Section 11.6. Section 11.6 of the Agreement shall be waived in order to permit the appointment of William Johnson as the Borrower's new President and CEO.

      7. Representations and Warranties. The Borrower confirms the accuracy of and remakes as of the date hereof all of its representations, warranties contained in the Agreement. The Borrower further represents and warrants to the Bank that all necessary action on the part of the Borrower relating to authorization of the execution and delivery of this Amendment, and the performance of the Obligations of the Borrower thereunder has been taken. This Amendment constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms. The Borrower has no defenses, offsets, claims, or counterclaims with respect to its obligations arising under the Amendment. The execution and delivery by the Borrower of the Amendment, and the performance by the Borrower of the Amendment, will not violate any provision of law or the Borrower's Certificate of Incorporation or By-laws or organizational or other documents or agreements. The execution, delivery and performance of the Amendment, and the consummation of the transactions contemplated thereby will not violate, be in conflict with, result in a breach of, or constitute a default under any agreement to which the Borrower is a party or by which any of its properties is bound, or any order, writ, injunction, or decree of any court or governmental instrumentality, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of its properties.

      7. No Events of Default. The Borrower confirms that as of the date hereof, there exists no condition or event that constitutes (or that would after expiration of applicable grace or cure periods constitute) an Event of Default as described in Article 14 of the Agreement.

      8 No Offsets. As of the date hereof, the Borrower has no defenses, offsets, claims or counterclaims with respect to its obligations arising under the Agreement or this Amendment and all related documents and instruments.

      9. Governing Law. This Amendment, together with all of the rights and obligations of the parties hereto, shall be construed and interpreted in accordance with the laws of the State of New York, excluding the laws applicable to conflicts or choice of law.

      IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

FLEET NATIONAL BANK                        GRAHAM CORPORATION

By:__________________________________      By: ________________________________

Title:_______________________________      Title:______________________________